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                                                                Exhibit 99.2

                          PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                     MARATHON U.S. REALTIES, INC., AS SELLER

                                       AND

                   FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                            INVESTMENTS, AS PURCHASER
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                                TABLE OF CONTENTS

      ARTICLE 1 DEFINITIONS...........................................       -1-
            1.1  Definitions..........................................       -1-
            1.2  Gender and Number....................................      -13-
            1.3  References...........................................      -14-
            1.4  Illustrative Terms...................................      -14-

      ARTICLE 2 AGREEMENT TO SELL.....................................      -14-
            2.1  Agreement............................................      -14-
            2.2  Purchase Price.......................................      -14-
            2.3  Deposit..............................................      -14-

      ARTICLE 3 LENDER/PARTNER APPROVALS..............................      -15-
            3.1  Assumption...........................................      -15-
            3.2  Loan Balances........................................      -15-
            3.3  Contingency for Lender Approval......................      -15-
            3.4  Partner Approvals....................................      -16-

      ARTICLE 4 INSPECTIONS BY PURCHASER..............................      -17-
            4.1  Purchaser's Inspection Period........................      -17-
            4.2  Termination Right....................................      -18-
            4.3  Extensions of Inspection Period......................      -18-
            4.4  Indemnification by Purchaser.........................      -18-
            4.5  Limitations on Purchaser's Inspections...............      -19-
            4.6  Condition of Property................................      -19-

      ARTICLE 5 TITLE AND SURVEYS.....................................      -19-
            5.1  Title and Survey.....................................      -19-
            5.2  Liens................................................      -20-
            5.3  Approval/Disapproval of Title Review.................      -20-
            5.4  Purchaser's Options..................................      -20-
            5.5  Escrow and Title Costs...............................      -21-

      ARTICLE 6 CLOSING...............................................      -22-
            6.1  Closing..............................................      -22-
            6.2  Seller Closing Documents.............................      -22-
            6.3  Purchaser Closing Documents..........................      -24-
            6.4  Occurrence of Closing................................      -26-
            6.5  Title to Purchaser's Nominee.........................      -26-
            6.7  Further Assurances...................................      -26-
            6.8  FIRPTA Withholdings..................................      -27-

      ARTICLE 7 APPORTIONMENTS AND PAYMENTS...........................      -27-
            7.1  Prorations...........................................      -27-
            7.2  Adjustments..........................................      -31-
            7.3  Collection...........................................      -31-
            7.4  Closing and Final Proration Statements...............      -32-
            7.5  Utilities............................................      -32-
            7.6  Reserves and Deposits................................      -32-
            7.7  Construction Allowances..............................      -33-


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            7.8  Proration of Temple and Alexandria...................      -33-
            7.9  Survival.............................................      -33-

      ARTICLE 8 ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER.........      -33-
            8.1  Conduct of Business Prior to Closing Date............      -33-
            8.2  Leasing..............................................      -35-
            8.3  Insurance Policies...................................      -36-
            8.4  Management Office and Employees......................      -36-
            8.5  Possession...........................................      -37-
            8.6  Management Information Systems.......................      -37-
            8.7  Mortgage Releases....................................      -37-
            8.8  Lease/Estoppel Certificates..........................      -37-
            8.9  Guaranty.............................................      -37-

      ARTICLE 9 REPRESENTATIONS AND WARRANTIES........................      -38-
            9.1  Seller's Representations and Warranties..............      -38-
            9.2  Seller's Knowledge Defined...........................      -44-
            9.3  Purchaser's Representations and Warranties...........      -44-
            9.4  Survival of Representations and Warranties...........      -45-

      ARTICLE 10 DAMAGE OR DESTRUCTION - CONDEMNATION.................      -45-
            10.1  Notice..............................................      -45-
            10.2  Non-Material Damage.................................      -46-
            10.3  Loss Adjustments....................................      -46-

      ARTICLE 11 CONDITIONS TO CLOSING................................      -47-
            11.1  Conditions to Seller's Obligations..................      -47-
            11.2  Conditions to Purchaser's Obligations...............      -47-

      ARTICLE 12 DEFAULT..............................................      -49-
            12.1  Seller's Default....................................      -49-
            12.2  Purchaser's Default.................................      -49-
            12.3  Liquidated Damages..................................      -49-
            12.4  Closing is a Waiver.................................      -49-

      ARTICLE 13 BROKERAGE COMMISSIONS................................      -50-

      ARTICLE 14 NOTICES..............................................      -50-
            14.1  Notices.............................................      -50-
            14.2  Change of Address...................................      -51-

      ARTICLE 15 INDEMNIFICATION......................................      -51-
            15.1  Purchaser Indemnification...........................      -51-
            15.2  Seller Indemnification..............................      -52-
            15.3  Indemnification Procedure...........................      -52-

      ARTICLE 16 MISCELLANEOUS........................................      -53-
            16.1  Parties Bound.......................................      -53-
            16.2  Headings; Exhibits..................................      -53-


                                      (ii)
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            16.3  Invalidity..........................................      -54-
            16.4  Governing Law.......................................      -54-
            16.5  No Third Party Beneficiary..........................      -54-
            16.6  Entirety and Amendments.............................      -54-
            16.7  Execution in Counterparts...........................      -54-
            16.8  Extension of Performance............................      -54-
            16.9  Time................................................      -54-
            16.10  Assignment.........................................      -54-
            16.11  Confidentiality....................................      -55-
            16.12  Trustee Approval...................................      -55-
            16.13  No Solicitation....................................      -55-
            16.14  Limit of Trustees' Liability.......................      -55-
            16.15  Exhibits...........................................      -55-


                                      (iii)
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                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made as of this ____ day of June, 1996 (the "EFFECTIVE DATE"), by and between MARATHON U.S. REALTIES, INC., a Delaware corporation and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust.

                              W I T N E S S E T H:

                  In consideration of and in reliance upon the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  1.1 DEFINITIONS. Except as may otherwise be expressly provided herein, and in addition to other defined terms contained herein, the following terms, for all purposes of this Agreement, have the respective meanings set forth below:

                  "ADDITIONAL CHARGES" means all charges (other than Rents) payable to an Owner by any Party under a Lease or Specialty License Agreement or by a Party under a Reciprocal Easement Agreement, including, without limitation, advertising and promotional fees, common area maintenance charges, charges for electricity or other utilities and HVAC charges, real estate taxes, insurance premiums and other amounts payable to the extent denominated in such Lease or Reciprocal Easement Agreement as a separate charge (as opposed to being included in a stated gross or base rent).

                  "ADJUSTMENTS" shall have the meaning set forth in Section 7.2 hereof.

                  "ADMINISTRATIVE FEES" shall have the meaning set forth in
Section 7.1(c) hereof.

                  "AFFILIATE" means, with respect to either Seller or Purchaser, as the case may be in each instance, any entity (a) that controls Seller or Purchaser, (b) that is controlled by Seller or Purchaser, (c) that is under common control with Seller or Purchaser, (d) into which Seller or Purchaser is merged or consolidated or (e) as to Purchaser, the Joint Venture. FUMI shall be deemed to be an "Affiliate" of Purchaser, even though it is not controlled by, or under common control with, Purchaser.

                  "ALEXANDRIA" means Alexandria Mall Company, a Louisiana general partnership, established pursuant to that certain Restatement of Partnership Agreement of Alexandria Mall Company dated as of ________________, as amended by Modification of Partnership dated as of January 27, 1978 (said Restatement of Partnership Agreement, as amended, is hereinafter referred to as the "ALEXANDRIA PARTNERSHIP AGREEMENT"), in which Seller owns a ninety percent (90%) general partnership interest, which owns the regional mall


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commonly known as Alexandria Mall located in Alexandria, Louisiana, more particularly described in EXHIBIT A1 attached hereto ("ALEXANDRIA MALL").

                  "ALEXANDRIA INTEREST" means Seller's 90% general partnership interest in Alexandria.

                  "AMENDMENTS TO PARTNERSHIP CERTIFICATES" means the amendments to the partnership agreement and all partnership certificates or other filings, to the extent such amendments, certificates or filings are required to be filed under any Law, applicable to the Partnership Interests, evidencing or reflecting in the public records the transfer of the respective Partnership Interests to Purchaser, to be executed by Purchaser, Seller and each partner of the applicable Partnership.

                  "ANCHOR STORE" means those retail stores listed on EXHIBIT 9.1(c) attached hereto.

                  "ASSIGNMENT OF CONTRACTS" means an assignment in the form of
EXHIBIT 6.2(g) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns to Purchaser, and Purchaser assumes, all of Owner's right, title and interest under the Contracts relating to a Seller-Owned Mall.

                  "ASSIGNMENT OF LEASES" means an assignment in the form of
EXHIBIT 6.2(f) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns to Purchaser, and Purchaser assumes, all right, title and interest of the Seller under the Leases and the Specialty License Agreements relating to a Seller-Owned Mall.

                  "ASSIGNMENT OF OFFICE AND EQUIPMENT LEASES" means an assignment in the form of EXHIBIT 6.2(q) attached hereto, to be executed and acknowledged by MRML and Purchaser or FUMI, pursuant to which MRML assigns, and Purchaser or FUMI assumes, all right, title and interest of MRML under the Office and Equipment Leases.

                  "ASSIGNMENT OF PARTNERSHIP INTERESTS" means an assignment in the form of EXHIBIT 6.2(e) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns to Purchaser, and Purchaser assumes, all of Seller's right, title and interest in and to the respective Partnership Interests.

                  "ASSIGNMENT OF RECIPROCAL EASEMENT AGREEMENTS" means an assignment in the form of EXHIBIT 6.2(h) attached hereto, to be executed and acknowledged by Seller and Purchaser pursuant to which Seller assigns, and Purchaser assumes, all of the Seller's right, title and interest in and to a Reciprocal Easement Agreement relating to a Seller-Owned Mall.

                  "BALANCE OF THE PURCHASE PRICE" means the Purchase Price (a) less the Deposit and (b) plus or minus the net sum of the prorations, allocations, charges, credits, withholdings and other adjustments as provided in this Agreement.

                  "BENEFIT PLAN" means any agreement, plan or arrangement for employee benefits, including any bonus, deferred compensation, severance, disability, sick pay, salary continuation, death benefit, vacation, stock purchase or stock option, hospitalization or other


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medical, life or other insurance, supplemental unemployment benefit, profit-sharing, pension or retirement plan or arrangement maintained or contributed to by Seller or any Seller Affiliate in connection with any Mall or with respect to any of the Employees.

                  "BILLS OF SALE" means the bills of sale to be executed and delivered by Seller and MRML, pursuant to which Seller and MRML transfer and assign, and Purchaser or Purchaser's Nominee accepts, the title of Seller and MRML in and to any Personality and Other Assets owned by Seller and MRML, respectively, and used in connection with the management and operation of the Malls.

                  "BRAZOS MALL" means that certain regional mall located in Lake Jackson, Texas, more particularly described in EXHIBIT A2 attached hereto.

                  "BROKER" means Cushman & Wakefield of Texas, Inc., 1300 Post Oak Boulevard, #1600, Houston, TX 77056.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.

                  "CENTRIXX" means Centrixx Realty Holdings Limited, a Canadian corporation and an Affiliate of Seller.

                  "CLOSING" means the transfer of title to the Property to Purchaser and the related transactions required by the terms of this Agreement to occur contemporaneously therewith.

                  "CLOSING DATE" means the date that is fifteen (15) days after the expiration of the Inspection Period, unless such date is not a Business Day, in which event the Closing Date shall be the next Business Day thereafter, but in no event later than September 30, 1996, subject to extension to the extent expressly provided in accordance with the terms of this Agreement.

                  "CLOSING DOCUMENTS" means the Seller Closing Documents and the Purchaser Closing Documents without distinction between them.

                  "CLOSING STATEMENT" shall have the meaning set forth in
Section 7.4(a) hereof.

                  "COBRA" means the requirements of Section 4980B of the Code, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

                  "COMMON AREA EXPENSES" shall have the meaning set forth in
Section 7.1(c) hereof.

                  "CONFIDENTIAL INFORMATION" means the terms of this Agreement and all information or documentation reviewed or received by either party hereto in connection with this


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Agreement or the Property, including, specifically, information regarding
Purchaser's financing plans, but excluding any information that is obtained from a third-party or is publicly available.

                  "CONTRACTS" means all (a) management, service, maintenance, operating and repair contracts (excluding the Leases, the Specialty License Agreements and recorded documents evidencing the Permitted Exceptions) relating to the Malls and to which an Owner is a party, and (b) equipment leases to which an Owner is a party and all rights and options of an Owner thereunder, including rights to renew or extend the term or purchase the leased equipment, relating to equipment or property located in or upon the Malls or used in connection therewith.

                  "CUTOFF DATE" means 11:59 p.m. on the day preceding the Closing Date.

                  "DAMAGE NOTICE" shall have the meaning set forth in Section
10.1 hereof.

                  "DAMAGES" means any and all actual losses, costs, claims, liabilities, damages, obligations, judgments, settlements, awards, offsets, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties, and charges, incurred as a result of administrative and judicial proceedings and orders, judgments, remedial actions and requirements thereof, but expressly excluding punitive damages.

                  "DELINQUENCIES" shall have the meaning set forth in Section
7.3 hereof.

                  "DEPOSIT" shall mean the sum of Three Million One Hundred Sixty Thousand and No/100 Dollars ($3,160,000.00).

                  "DISAPPROVAL NOTICE" means a written notice of Purchaser identifying any title matter related to any of the Malls which Purchaser disapproves (a "DISAPPROVED TITLE MATTER").

                  "EFFECTIVE DATE" shall have the meaning set forth in the first sentence of this Agreement.

                  "EMPLOYEES" means the on-site employees of MRML at each of the Malls and the employees of MRML located at the Dallas, Texas and Houston, Texas offices of MRML as of the Effective Date.

                  "EQUITY FUNDS" means that portion of the Purchase Price to be paid by Purchaser out of Purchaser's own funds, or funds of the other party to the Joint Venture, and excluding any portion of the Purchase Price which is financed.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW" shall have the meaning set forth in Section 6.2 hereof.

                  "ESCROW AGREEMENT" means the escrow agreement by and among Seller, Purchaser and Escrowee, in the form of EXHIBIT 2.3 attached hereto, executed by the parties thereto as of the Effective Date. This Agreement shall not be merged into the Escrow


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Agreement, but the Escrow Agreement shall be deemed auxiliary to this Agreement and, as between the parties hereto, if there is any conflict between the Escrow Agreement and this Agreement, the provisions of this Agreement shall govern and control.

                  "ESCROWEE" means First American Title Insurance Company, 3033 LBJ Freeway, Suite 150, Dallas, Texas 75234, or any other nationally recognized title insurance company designated by Seller and approved by Purchaser.

                  "ESTOPPEL CERTIFICATES" means the Lease Estoppel Certificates, the REA Estoppel Certificates, the Lender Estoppel Certificates, the Partnership Estoppel Certificates and the Seller Lease Estoppel Certificate.

                  "FILING DOCUMENTS" shall have the meaning set forth in Section
6.4 hereof.

                  "FINAL PRORATION STATEMENT" shall have the meaning set forth in Section 7.4(b) hereof.

                  "FINANCIAL STATEMENTS" means profit and loss statements for each Mall dated as of December 31, 1994 and as of December 31, 1995, and the Interim Financial Statements, certified by Seller's Director of Finance.

                  "FUMI" means First Union Management, Inc., a Delaware corporation and an Affiliate of Purchaser.

                  "GAAP" means generally accepted accounting principles in Canada as in effect on the date hereof, as the same may be amended from time to time, applied on a consistent basis.

                  "HAZARDOUS SUBSTANCE" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCB's), radon gas, urea formaldehyde, asbestos or lead.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 15.3(a) hereof.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 15.3(a) hereof.

                  "INITIAL SURVEY DELIVERY DATE" SHALL HAVE THE MEANING SET FORTH IN SECTION 5.1(a).

                  "INSPECTION PERIOD" means the period of time from the Effective Date through and including the date that is sixty (60) days after the Effective Date and all extensions of such time period pursuant hereto.


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                  "INSURANCE POLICIES" means the liability and property damage insurance policies for each Mall listed in EXHIBIT 8.3 attached hereto.

                  "INTERIM FINANCIAL STATEMENTS" means unaudited profit and loss statements for each Mall as of May 31, 1996, certified by Seller's Director of Finance.

                  "JOINT VENTURE" means the joint venture to be formed by Purchaser as part of Purchaser's equity funding for this transaction.

                  "KILLEEN MALL" means that certain regional mall located in Killeen, Texas, more particularly described in EXHIBIT A3 attached hereto.

                  "LAWS" means all applicable laws, ordinances, rules, regulations, codes, orders and requirements of any federal, state or local governmental authority, including, without limitation, the Americans With Disabilities Act of 1990 (the "ADA"), and regulations promulgated thereunder.

                  "LEASE ESTOPPEL CERTIFICATE" means the estoppel certificate in the form of EXHIBIT 6.2(j)(i) attached hereto.

                  "LEASE PROPOSAL" shall have the meaning set forth in Section 8.2(b) hereof.

                  "LEASE YEAR" shall have the meaning set forth in Section 7.1(e) hereof.

                  "LEASES" means all leases, subleases, licenses, concessions and other agreements relating to the use or occupancy of any portion of the Malls, other than the Specialty License Agreements or Contracts, including those and any amendments, modifications or work letters related thereto that may be entered into by an Owner after the Effective Date and prior to Closing in accordance with the terms of this Agreement.

                  "LENDER ESTOPPEL CERTIFICATES" means the estoppel certificates in the form of EXHIBIT 6.2(j)(iv) attached hereto.

                  "LENDERS" means TIAA and NML.

                  "LIEN SEARCH" means a search of the Secretary of State records, county recorder records, local court records (federal, state, county and municipal) and such other official public records with respect to each Mall that would disclose the presence of any Liens, bankruptcy proceedings, lis pendens or other matters affecting a Mall or an Owner.

                  "LIENS" means any liens and/or security interests that encumber any part of the Real Property, Personalty or Other Assets owned by Alexandria, Temple or Seller, including, but not limited to, mortgages, deeds of trust, mechanics, materialmens, judicial, tax or governmental liens, pledges, options, rights of first offer or first refusal or other similar items relating to the Real Property, Personalty or Other Assets of any nature whatsoever.


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                  "MALL ASSETS" means with respect to the Seller-Owned Malls,
(i) the Real Property, (ii) the Other Assets, (iii) the Personalty, (iv) the Leases, (v) the Specialty License Agreements, (vi) the Reciprocal Easement Agreements and (vii) the Contracts.

                  "MALL INFORMATION" means the following existing information, wherever located, with respect to each Mall: books and records, financial statements, operating budgets, structural, mechanical, geotechnical or other engineering studies, Plans, soil test reports, environmental reports, feasibility studies, appraisals, ADA surveys or reports, OSHA asbestos surveys, marketing studies, Mall documents and compilations, Lease summaries, the Leases, the Contracts, the Specialty License Agreements, the Reciprocal Easement Agreements and all other contracts, agreements and/or documents relating to the Malls that have been prepared at an Owner's request and are within Seller's possession or control.

                  "MALLS" means Alexandria Mall, Brazos Mall, Killeen Mall, Mesilla Valley Mall, Park Plaza, Pecanland Mall, Shawnee Mall, Temple Mall and Villa Linda Mall.

                  "MATERIAL CONTRACTS" means any (a) contracts or other agreements (but excluding Specialty License Agreements and Leases) that would require performance (in whole or in part) by Purchaser on or after the Closing Date of any expenditures that, in the aggregate with respect to each such contract or agreement, would exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in any calendar year); (b) any agreement for the sale of land parcels that may comprise all or any portion of the Real Property; or (c) Reciprocal Easement Agreements.

                  "MATERIAL LEASE" means any Lease or Specialty License Agreement that either (a) covers more than ten thousand (10,000) square feet of space or (b) provides for a construction allowance or other landlord expenditures of more than One Hundred Fifty Thousand Dollars ($150,000.00).

                  "MESILLA VALLEY MALL" means that certain regional mall located in Las Cruces, New Mexico, more particularly described in EXHIBIT A4 attached hereto.

                  "MORTGAGE LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT" means the mortgage loan assignment and assumption agreement to be executed by and among Purchaser, Seller and TIAA in the form of EXHIBIT 6.2(i) attached hereto or such other form approved by Purchaser, Seller and TIAA.

                  "MORTGAGE LOAN DOCUMENTS" means those mortgages, deeds of trust, promissory notes, financing statements, and other loan documents, and all amendments, modifications and supplements thereto, securing or evidencing either the Pecanland Loan or Temple Loan.

                  "MRML" means Marathon Realty Management Limited, a Delaware corporation and an Affiliate of Seller.

                  "MUSRI LOAN" means the existing loan in the amount of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) from Seller to Temple relating to the Temple Mall.

                  "MUSRI LOAN DOCUMENTS" means all promissory notes, mortgages, deeds of trust, financing statements and other loan documents evidencing or securing the MUSRI Loan, and all amendments, modifications and supplements thereto.

                  "NEW CONTRACT" means any Contract or agreement entered into after the expiration of the Inspection Period, having a term that expires after the Closing Date and relating to the use, maintenance and operation of any Mall, or any portion thereof.

                  "NEW LEASE" means any Lease entered into after the expiration of the Inspection Period but excluding any of the foregoing that has a term that expires prior to the Closing Date or is terminated by the Owner or the Tenant thereunder on or prior to the Closing Date pursuant to a termination right granted thereunder.

                  "NEW SPECIALTY LICENSE AGREEMENTS" means any Specialty License Agreement entered into after the expiration of the Inspection Period but excluding any of the foregoing that has a term that expires prior to the Closing Date or is terminated by the Owner or the Tenant thereunder on or prior to the Closing Date pursuant to a termination right granted thereunder.

                  "NML" means Northwestern Mutual Life Insurance Company.

                  "OFFICE AND EQUIPMENT LEASES" means the Dallas, Texas and Houston, Texas office leases of MRML and the other office and/or equipment leases of Seller or MRML used in connection with the management or operation of the Malls, all of which leases are listed and described on EXHIBIT 9.1(f) attached hereto.

                  "OTHER ASSETS" means all tangible and intangible assets of any nature owned by Seller or Centrixx, as the case may be relating to the Malls other than the Personalty, the Real Property, the Leases, the Specialty License Agreements and the Contracts, including, without limitation, (a) all warranties on the Personalty or Real Property, (b) all plans, specifications, engineering drawings and prints relating to the construction of the buildings or other improvements that comprise the Malls, (c) all copyrights, logos, designs, trademarks, trade names, service marks and all goodwill associated with the Malls (including, without limitation, those listed on EXHIBIT D attached hereto), but excluding (i) those that are owned by a Tenant or a Party, (ii) the name "Marathon," the Marathon logo and any similar or derivative names, (iii) the HRIS software and system owned by J.D. Edwards and (iv) the name "Centrixx" and any similar or derivative names and (d) all claims and causes of action arising out of or in connection with the Mall that Purchaser expressly agrees to assume (other than claims for delinquent Rents and tenant obligations accruing prior to the Closing Date for which Seller has received no credit pursuant to
Article 7).

                  "OWNER" means (a) with respect to Alexandria Mall, Alexandria,
(b) with respect to Temple Mall, Temple, (c) with respect to Villa Linda Mall, Centrixx, and (d) with respect to all Seller-Owned Malls other than Villa Linda Mall, Seller.

                  "PARK PLAZA" means that certain regional mall located in Little Rock, Arkansas, more particularly described in EXHIBIT A5 attached hereto.

                  "PARTNERSHIP AGREEMENTS" means the Alexandria Partnership Agreement and the Temple Partnership Agreement.

                  "PARTNERSHIP CONSENTS" means the Roberts Consent and the White Consents.

                  "PARTNERSHIP ESTOPPEL CERTIFICATES" means the Temple Partnership Estoppel Certificate and the Alexandria Partnership Estoppel Certificate both in the form of EXHIBIT 6.2(j)(v) attached hereto.

                  "PARTNERSHIP FINANCIAL STATEMENTS" means the financial statements of the Partnerships audited by Price Waterhouse LLP and dated as of December 31, 1995, and the Rent Roll and the Updated Rent Roll applicable to the Partnership Sites.

                  "PARTNERSHIP INTERESTS" means the Alexandria Interest and the Temple Interest.

                  "PARTNERSHIP SITES" means Alexandria Mall and Temple Mall.

                  "PARTNERSHIPS" means Alexandria and Temple.

                  "PARTY" means TIAA or NML, a party to a Reciprocal Easement Agreement, a Specialty License Agreement, a Material Contract, an Office or Equipment Lease or a Lease, in each case other than an Owner or its predecessors in title with respect to any Mall.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PECANLAND LOAN" means the existing mortgage loan encumbering the Pecanland Mall payable to TIAA.

                  "PECANLAND MALL" means that certain regional mall located in Monroe, Louisiana, more particularly described in EXHIBIT A6 attached hereto.

                  "PERMITTED EXCEPTIONS" means (a) real estate taxes and assessments not yet due and payable, (b) exceptions to title that are approved or deemed approved by Purchaser pursuant to Section 5.3, (c) the Liens securing the Pecanland Loan or Temple Loan, as the case may be, and (d) any matters or encumbrances arising by or through Purchaser or its agents, employees or representatives.

                  "PERSON" shall mean an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

                  "PERSONALTY" means all moveable equipment, appliances, machinery, furniture, furnishings, supplies, computer hardware and peripherals, disks (including backup tapes and data), proprietary databases and programs and other personal property located on or used in connection with the operation, ownership or management of any Mall and owned by Seller or MRML.

                  "PLANS" means the as-built drawings and specifications for all buildings and improvements comprising any portion of the Real Property, including, without limitation, the plans and specifications for all existing renovations and improvements to any Mall and all rentable space and common areas therein, any off-site improvements related to the Malls and as-built drawings for all underground utilities.

                  "PRIOR SURVEY" means a survey of each Mall complying with the requirements set forth in the definition of "Survey" set forth in this Section 1.1, except that it shall be dated within one (1) year prior to the Effective Date and shall be subject to the provisos set forth in the first sentence of
Section 5.1(a) of this Agreement.

                  "PROPERTY" means (i) the Partnership Interests and (ii) the Mall Assets.

                  "PURCHASE PRICE" means Three Hundred Sixteen Million and No/100 Dollars ($316,000,000.00).

                  "PURCHASE PRICE ALLOCATION" means the portion of the Purchase Price allocated to each Seller-Owned Mall or Partnership Interest as set forth in the Schedule of Purchase Price Allocations attached hereto as EXHIBIT B.

                  "PURCHASER" means First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, having its business offices at 55 Public Square, Suite 1900, Cleveland, Ohio 44113.

                  "PURCHASER AFFILIATE" means any Affiliate of Purchaser.

                  "PURCHASER CLOSING DOCUMENTS" shall have the meaning set forth in Section 6.3 hereof.

                  "PURCHASER INDEMNITEE" means each Purchaser Affiliate and each agent, officer, director, trustee, servant or employee of either Purchaser or any Purchaser Affiliate.

                  "PURCHASER'S NOMINEE" means such person as Purchaser shall designate to receive title to any of the Mall Assets in accordance with Section 6.5, which conveyance shall occur simultaneously with or immediately after the Closing as part of Purchaser's equity financing for the purchase of the Property.

                  "PURCHASER'S POST-CLOSING COVENANTS" shall have the meaning set forth in Section 12.4(b) hereof.

                  "REAL PROPERTY" means all of that certain land comprising the Malls and any development tracts, outparcels or outlots relating to such Malls owned or leased by any Owner, including the buildings and all other improvements, structures, fixtures, parking area, facilities, installations, non-movable machinery or equipment on the real property or used in connection with the occupancy thereof (except to the extent of trade fixtures and equipment owned by Tenants under the Leases or the Specialty License Agreements or owned by other third parties), together with all easements, rights-of-way, strips and gores, tenements, hereditaments and appurtenances, thereunto belonging or appertaining and all right, title and interest of an Owner in and to any streets, alleys, passages, common areas and other rights-of-way or appurtenances included in, adjacent to and used in connection with such real property, before or after the vacation thereof, including, without limitation, the easements, access rights and other rights provided in the Reciprocal Easement Agreements.

                  "REA ESTOPPEL CERTIFICATE" means the estoppel certificate in the form of EXHIBIT 6.2(j)(iii) attached hereto.

                  "RECIPROCAL EASEMENT AGREEMENTS" means all reciprocal easement agreements, together with all modifications, amendments and supplements thereof benefitting and/or burdening a Mall.

                  "RENT ROLL" means the rent roll for each Mall in the form set forth in EXHIBIT C attached hereto, together with schedule(s), also set forth in EXHIBIT C, setting forth (i) security deposits and (ii) minimum rent, breakpoint and percentage rent factor for each Lease.

                  "RENTS" means all rents, including, without limitation, fixed, minimum, percentage and overage rents, payable to Seller by any Party under a Lease or Specialty License Agreement, but excluding Additional Charges.

                  "ROBERTS" means Arthur Roberts, the holder of the remaining ten percent (10%) general partnership interest in Alexandria.

                  "ROBERTS CONSENT" means the written consent of Roberts to the transfer of the Alexandria Interest to Purchaser or Purchaser's Nominee.

                  "ROBERTS INTEREST" means the ten percent (10%) general partnership interest of Roberts in Alexandria.

                  "SELLER" means (a) with respect to Villa Linda Mall, Centrixx, having a business address at 200 Wellington Street West, Suite 400, Toronto, Ontario Canada M5V 3C7; (b) for all other purposes, Marathon U.S. Realties, Inc., a Delaware corporation, having its business offices at One Galleria Tower, 13355 Noel Road, Suite 1200, Dallas, Texas 75240- 6678.

                  "SELLER AFFILIATE" means any Affiliate of Seller.

                  "SELLER CLOSING DOCUMENTS" shall have the meaning set forth in
Section 6.2 hereof.

                  "SELLER LEASE ESTOPPEL CERTIFICATE" means the Seller's estoppel certificate in the form of EXHIBIT 6.2(j)(ii) attached hereto.

                  "SELLER INDEMNITEE" means each Seller Affiliate and each agent, officer, director, partner, servant or employee of Seller or any Seller Affiliate.

                  "SELLER-OWNED MALLS" shall mean Brazos Mall, Killeen Mall, Mesilla Valley Mall, Park Plaza, Pecanland Mall, Shawnee Mall and Villa Linda Mall.

                  "SELLER'S POST-CLOSING COVENANTS" shall have the meaning set forth in Section 12.4(a) hereof.

                  "SHAWNEE MALL" means that certain regional mall located in Shawnee, Oklahoma, more particularly described in EXHIBIT A7 attached hereto.

                  "SPECIALTY LICENSE AGREEMENTS" means all agreements or licenses for a term of one (1) year or less for occupancy of space within a Mall, but generally terminable at the Owner's option upon not more than sixty
(60) days notice, and any amendments, modifications or work letters related thereto including those that may be made by an Owner after the Effective Date but prior to Closing in accordance with the terms of this Agreement.

                  "SURVEY" means a survey of each Mall dated within sixty (60) days prior to the Effective Date, prepared by a surveyor or civil engineer duly licensed in the jurisdiction in which the Mall is located in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 known as the "Minimum Standard Detail Requirements of Land Title Surveys", including Table A Optional Survey Responsibilities and Specifications 1 through 4, 6, 8, 9, 10, 11 and 13. The Surveyor's certification of the Survey shall run to Seller, the Partnership (with respect to the Partnership Sites), Purchaser, Purchaser's Nominee, Title Insurer and any lenders to Purchaser that Purchaser may designate in writing to Seller not less than thirty (30) days prior to the Closing Date.

                  "TAXES" shall have the meaning set forth in Section 7.1(a) hereof.

                  "TEMPLE" means Temple Mall Company, a Texas general partnership, established pursuant to that certain Agreement of Partnership dated October 19, 1973, as amended by Amendment No. 1 to Partnership Agreement dated April 11, 1974, as further amended by Amendment No. 2 to Partnership Agreement dated December 28, 1978, as further amended by Amendment No. 3 to Partnership Agreement dated January 20, 1984, (said Agreement of Partnership, as amended, is hereinafter referred to as the "TEMPLE PARTNERSHIP AGREEMENT"), in which Seller owns a fifty percent (50%) general partnership interest, and which owns the regional mall commonly known as Temple Mall located in Temple, Texas more particularly described on Exhibit A8 of ("Temple Mall").

                  "TEMPLE INTEREST" means Seller's 50% general partnership interest in Temple.

                  "TEMPLE LOAN" the existing mortgage loan encumbering the Temple Mall payable to NML.

                  "TENANTS" means tenants, subtenants, concessionaires, licensees and/or occupants under the Leases.

                  "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 15.3(a) hereof.

                  "TIAA" means Teachers Insurance and Annuity Association.

                  "TITLE COMMITMENT" means an ALTA Commitment issued by the Title Insurer committing to the issuance of a Title Policy.

                  "TITLE INSURER" means First American Title Insurance Company, 3033 LBJ Freeway, Dallas, Texas 75234 or any other nationally recognized title insurance company designated by Seller and approved by Purchaser.

                  "TITLE POLICY" means a current ALTA Owner's Policy of Title Insurance (Form B, 1992) or such other comparable form as is available in the applicable jurisdiction issued by Title Insurer for each Mall dated the date and time of Closing and with liability in the amount specified in Section 5.1, insuring Purchaser or Purchaser's Nominee as owner of fee title to the Seller-Owned Mall, Alexandria as owner of fee title to Alexandria Mall and Temple as owner of fee title to Temple Mall (and with respect to the Partnership Sites, showing Purchaser or Purchaser's Nominee as the named insured, with a proportionate reduction exception as to the existing policies for Temple and Alexandria) and with affirmative insurance as to all appurtenant easements benefiting the Real Property, including, without limitation, those granted under the Reciprocal Easement Agreement, subject only to the Permitted Exceptions applicable to the Mall covered by such policy. Each Title Policy shall (a) delete the standard or general exceptions from coverage (but may include an exception relating to parties in possession under unrecorded Leases), (b) contain a contiguity endorsement for each Mall that is comprised of more than one parcel if available, (c) affirmatively insure the Purchaser's rights under any Reciprocal Easement Agreements or other appurtenant easements that benefit the Real Property, (d) contain a survey endorsement if available, (e) if such endorsement is available, contain a zoning endorsement in the form of ALTA Endorsement Form 3.1 (or equivalent endorsement approved by Purchaser), (f) provide at Purchaser's expense for such coinsurance and direct access and such other endorsements as Purchaser shall require, (g) as to Alexandria Mall and Temple Mall, if Purchaser acquires the Partnership Interests therein rather than fee title, contain a non-imputation endorsement if available, and (h) contain a vehicular access endorsement if available.

                  "UPDATED RENT ROLL" means a rent roll (in the form of the Rent
Roll) certified for each Mall as true and correct by Seller as of a date not later than ten (10) Business Days prior to the Closing Date.

                  "UPDATED SURVEY" shall have the meaning set forth in Section 5.1(b) hereof.

                  "VILLA LINDA MALL" means that certain regional mall located in Santa Fe, New Mexico, more particularly described in EXHIBIT A9 attached hereto.

                  "WHITE CONSENTS" means the written consent of the trustees under the White Trusts to the transfer of the Temple Interest to Purchaser or Purchaser's Nominee.

                  "WHITE INTERESTS" means the fifty percent (50%) general partnership interest of the White Trusts in Temple.

                  "WHITE TRUSTS" means those certain related trusts that collectively hold the remaining fifty percent (50%) general partnership interest in Temple.

                  "WITHHOLDING CERTIFICATE" shall have the meaning set forth in
Section 6.8.

                  1.2 GENDER AND NUMBER. Words of any gender shall include the other gender and the neuter. Whenever the singular is used, the same shall include the plural wherever appropriate, and whenever the plural is used, the same shall also include the singular wherever appropriate. Without limiting the generality of the foregoing, the plural form of any term that is defined in the singular shall mean collectively all items so defined and the singular form of any term that is defined in the plural shall mean singly each item so defined.

                  1.3 REFERENCES. All references in this Agreement to particular sections, subsections or articles shall, unless expressly otherwise provided, or unless the context otherwise requires, be deemed to refer to the specific sections or articles in this Agreement. The words "herein", "hereof", "hereunder", "hereinafter", "hereinabove" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or article hereof.

                  1.4 ILLUSTRATIVE TERMS. Whenever the word "including", "includes" or any variation thereof is used herein, such term shall be construed as a term of illustration and not a term of limitation. For example, the term "including" shall be deemed to mean "including, without limitation", and the term "includes" shall be deemed to mean "includes, without limitation".

                                    ARTICLE 2
                                AGREEMENT TO SELL

                  2.1 AGREEMENT. Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to sell (or cause to be sold) and Purchaser agrees to purchase from Seller, the Property.

                  2.2 PURCHASE PRICE. The Purchase Price for the Property shall be payable as follows:

                  (a) Within one (1) Business Day after the Effective Date, Purchaser shall deposit with Escrowee the Deposit, by wire transfer of immediately available funds, which, along with all interest or other earnings accrued on such sum, shall serve as earnest money for this transaction.

                  (b) The Balance of the Purchase Price shall be deposited by Purchaser in escrow on or prior to the Closing Date in immediate, same-day federal funds wired for credit into the escrow account established by Escrowee for this transaction.

                  2.3 DEPOSIT. The Deposit shall be held by Escrowee pursuant to the terms of the Escrow Agreement in the form of Exhibit 2.3 and shall be invested by Escrowee in short term obligations of the U.S. Treasury. The interest earned on the Deposit shall accrue to the benefit of the party to this Agreement entitled to receive the interest on the Deposit pursuant to the terms of this Agreement or the Escrow Agreement.

                                    ARTICLE 3
                            LENDER/PARTNER APPROVALS

                  3.1 ASSUMPTION. Subject to the terms and conditions of this Agreement, including without limitation the provisions of this Article 3 and of
Article 11 relating to Lender and Partner Approvals and Purchaser's rights to terminate under Article 4 and 5, the Mortgage Loan Documents that secure the Pecanland Loan and the Temple Loan, respectively, shall be deemed to be Permitted Exceptions. Seller shall assign its rights to Purchaser or Purchaser's Nominee, and Purchaser or Purchase's Nominee shall assume Seller's obligations, as to the Pecanland Loan pursuant to the terms and conditions of the Mortgage Loan Assignment and Assumption Agreement.

                  3.2 LOAN BALANCES. Not less than fifty-five (55) days after the Effective Date, Seller shall deliver to Purchaser a Lender Estoppel Certificate from each Lender. In addition to the other requirements of the form of Lender Estoppel Certificate attached hereto as EXHIBIT 6.2(j)(iv), the Lender Estoppel Certificate shall include a statement of (i) the then outstanding balance of each of the Pecanland Loan or the Temple Loan, as the case may be, together with the amount of interest accrued thereon but not then paid, (ii) the amount of all deposits or reserves referred to in Section 7.6 hereof held by such Lender, if any, and (iii) the per diem interest charge for the period up to and including the Closing Date. Notwithstanding the foregoing, in the event that the Pecanland Mall is excluded from this transaction, no Lender Estoppel Certificate shall be required for such Mall.

                  3.3 CONTINGENCY FOR LENDER APPROVAL. (a) The obligations of the parties under this Agreement shall be contingent upon Seller obtaining, not less than one (1) Business Day prior to the expiration of the Inspection Period, written consent from TIAA to the transfer of Pecanland Mall to Purchaser or Purchaser's Nominee and the assumption of the Pecanland Loan by Purchaser or Purchaser's Nominee. If Seller is unable to obtain such written consent from TIAA by such deadline, then Purchaser shall have the right, at its election exercisable by written notice given within one Business Day after expiration of the Inspection Period, to participate for an additional thirty (30) days after such exercise, in further discussions or negotiations with TIAA to obtain such consent, in which case the Closing Date shall be correspondingly extended. If TIAA has not consented to the transfer and assumption by the Closing Date, as extended, the Mall Assets with respect to Pecanland Mall shall be excluded from the Property to be conveyed as part of the Closing, this Agreement shall not terminate and the parties shall proceed to close on the sale of the remaining Mall Assets and the Partnership Interests with a reduction in the Purchase Price by an amount equal to the Purchase Price Allocation for Pecanland Mall. Notwithstanding the foregoing, the parties shall continue in good faith to seek consent from TIAA for a period of six (6) months after the Closing Date, and if so obtained, Purchaser or Purchaser's Nominee shall purchase the Mall Assets with respect to Pecanland Mall for the purchase price equal to the Purchase Price Allocation applicable to Pecanland Mall, less the then outstanding principal amount of the Pecanland Loan, but otherwise on the same terms and conditions as are applicable to the other Seller-Owned Malls under this Agreement. The closing of such purchase shall occur not more than thirty (30) days after the parties obtain TIAA's consent to the transfer. In addition, if TIAA does not consent to the transfer and assumption of Pecanland Mall by the Closing Date, Seller agrees to enter into an agreement with Purchaser engaging Purchaser or Purchaser's designated manager to manage and lease Pecanland Mall on terms and conditions mutually acceptable to Purchaser and Seller, but such management and leasing agreement shall be cancelable on thirty (30) days notice by either party and shall be subject to the consent of TIAA. The provisions of this
Section 3.3(a) shall survive the Closing. As used in this Section 3.3(a) only, the Inspection Period shall mean the initial sixty (60) day Inspection Period without any extension as permitted under Section 4.3.

                  (b) The obligations of the parties under this Agreement shall be contingent upon Seller obtaining written consent from NML to the transfer of the Temple Interest to Purchaser or Purchaser's Nominee or, as the case may be, the conveyance of the Temple Mall to Purchaser or Purchaser's Nominee as set forth in Section 3.4(c) hereof. If Seller is unable to obtain such written consent from NML prior to the Closing Date (or any extended Closing Date agreed to by Purchaser and Seller), either Seller or Purchaser shall have the right to exclude the Temple Interest from the Property to be transferred as part of the Closing, this Agreement shall not terminate and the parties shall proceed to close on the sale of the remaining Malls with a reduction in the Purchase Price by an amount equal to the Purchase Price Allocation applicable to the Temple Interest.

                  3.4 PARTNER APPROVALS. (a) The parties' obligations under this Agreement with respect to the sale of the Alexandria Interest and the Temple Interest are subject to Seller obtaining the Partnership Consents.

                  (b) As an alternative to obtaining the applicable Partnership Consent, Seller may obtain the written agreement of Roberts and/or the White Trusts for the purchase on the Closing Date by Seller of the Roberts Interest or the White Interests, respectively. Purchaser agrees to cooperate with Seller in negotiating any such agreements and in consummating any transaction agreed to by Seller, Purchaser, and the seller(s) of such interest. Notwithstanding the foregoing, the purchase price for the Roberts Interest shall not exceed Three Million One Hundred Sixty-Seven Thousand and No/100 Dollars ($3,167,000.00) and the purchase price for the White Interests shall not exceed Twelve Million Four Hundred Thousand and No/100 Dollars ($12,400,000.00) less fifty percent (50%) of the outstanding principal balance of the NML Loan on the Closing Date. The purchase price for the Roberts Interest or the White Interests shall be in cash unless Purchaser, Seller and the seller(s) of such interest mutually agree on another form of consideration, such as, at Purchaser's option, shares of Purchaser having a value equal to the applicable purchase price. If Purchaser elects to permit the payment of the purchase price by issuing shares of Purchaser's stock, such shares shall be issued on such terms and conditions as Purchaser shall require, including, without limitation, the terms and conditions contained in the form of the Shareholder Agreement attached as EXHIBIT 3.4(B) hereto.

                  (c) In the event that Roberts and/or the White Trusts agree to the sale of the Roberts Interest and/or the White Interests, Purchaser shall purchase the Roberts Interest and/or the White Interests from Seller on the Closing Date at a purchase price determined in the manner described in Section 3.4(b), or Purchaser shall have the right to elect to purchase, as part of the Closing, the Mall Assets with respect to Alexandria Mall and/or the Mall Assets with respect to Temple Mall directly from Alexandria or Temple, respectively, rather than acquiring the Alexandria Interest and the Roberts Interest or the Temple Interest and the White Interests, as the case may be. The parties obligations with respect to the sale of the Mall Assets with respect to Temple Mall and Purchaser's right to purchase the Mall Assets with respect to Temple Mall shall be subject to Seller obtaining NML's written consent to the transfer of the Temple Mall to Purchaser or Purchaser's Nominee prior to the Closing Date. In the event that Purchaser makes such an election, (i) the Closing Documents shall be modified so that documents identical in form to those conveying the other Mall Assets are delivered with respect to the Mall Assets with respect to Alexandria Mall and/or Temple Mall, as applicable, with the conveyance running to Purchaser or Purchaser's Nominee;
(ii) Seller shall assign Seller's rights, and Purchaser or Purchaser's Nominee shall assume, Seller's obligations under the Temple Loan, which assignment and assumption shall be in a form substantially similar to the Mortgage Loan Assignment and Assumption and as approved by NML; and (iii) the Purchase Price shall be increased by the purchase price for the White Interests or Roberts Interest, as the case may be, established pursuant to Section 3.4(b) hereof.

                  (d) In the event that Seller is unable to obtain both the Roberts Consent and the White Consents by the thirtieth (30th) day after the Effective Date, then Purchaser shall have the right, at its election exercisable by written notice given on or before the expiration of the Inspection Period, to participate during the balance of the Inspection Period in further discussions or negotiations with Roberts and/or the White Trusts to obtain such consent. If both the Roberts Consent and the White Consents have not then been obtained, Purchaser shall have the option, exercisable at any time during the Inspection Period by written notice to Seller, to terminate this Agreement or, subject to satisfaction of the other conditions to Closing, to proceed to Closing with all of the Partnership Interests excluded from the sale of the Property, in which event, the Purchase Price shall be reduced by the Purchase Price Allocation applicable to the Partnership Interests. If Purchaser fails to notify Seller during the Inspection Period that Purchaser elects to terminate, this Agreement shall continue in full force and effect and Purchaser shall purchase the Mall Assets on the Closing Date. If either the Roberts Consent or the White Consents is obtained during the Inspection Period, the parties, subject to satisfaction of the other conditions to Closing, shall proceed to Closing, with the Partnership Interest as to which consent has not been obtained excluded from the sale of the Property, and the Purchase Price shall be reduced by the Purchase Price Allocation applicable to the excluded interest.

                  (e) If the White Consents are obtained during the Inspection Period, but the trustees under the White Trusts do not elect to sell the White Interests, then, in such event, Purchaser and Seller agree that the Purchase Price Allocation applicable to the Temple Interest shall be increased by One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) and Seller, at Closing, shall assign to Purchaser or Purchaser's Nominee all of Seller's right, title and interest and Purchaser or Purchaser's Nominee shall assume all of Seller's obligations in, to and under the MUSRI Loan Documents pursuant to a loan assignment and assumption agreement in a form and substance acceptable to Seller and Purchaser.

                  3.5 PURCHASER'S NOMINEE. For purposes of the approvals by the Lenders or the Partnership Consents referred to in this Article 3, Purchaser's Nominee shall be the Joint Venture. Each request by Seller for such an approval shall contemplate a transfer of the Property to either Purchaser or such Joint Venture as Purchaser's Nominee.

                                    ARTICLE 4
                            INSPECTIONS BY PURCHASER

                   4.1 PURCHASER'S INSPECTION PERIOD. Purchaser and its engineers, surveyors, appraisers, attorneys, auditors and other agents or representatives shall have the right during the Inspection Period at Purchaser's sole cost and expense to inspect, examine, analyze, audit, survey, obtain engineering inspections, conduct soil tests, environmental tests and inspections of the Malls, examine, review and copy all Mall Information, the Office and

Equipment Leases, examine, review and copy all records or files relating to the Employees, the Benefit Plans or other employment matters relating to MRML, and conduct such other tests, studies, reviews and inspections as Purchaser may reasonably elect. Seller shall cooperate with Purchaser in conducting the foregoing inspections and Seller shall make available to Purchaser at Seller's Dallas, Texas office, all Mall Information reasonably requested by Purchaser. Upon not less than twenty-four (24) hours prior written notice, Purchaser shall have reasonable access to the Malls and the Mall Information wherever located and shall be permitted to duplicate all or so much of the Mall Information Purchaser deems appropriate. Seller shall cooperate with Purchaser and facilitate Purchaser's inspection of the Malls and Mall Information and Purchaser shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller, at Purchaser's request, in connection with Purchaser's due diligence investigations. Prior to Closing, Seller shall deliver all Mall Information to Purchaser at MRML's Dallas office and/or at the Malls, as the case may be.

                  4.2 TERMINATION RIGHT. Notwithstanding anything in this Agreement to the contrary, Purchaser may, in its sole discretion, elect to terminate this Agreement during the Inspection Period if Purchaser is not satisfied with the results of its due diligence review for any reason whatsoever. Without limiting the foregoing, and notwithstanding any other provision of this Agreement relating to Purchaser's presumed acceptance of the Pecanland Loan or the Temple Loan as a Permitted Encumbrance, Purchaser may elect to terminate this Agreement during the Inspection Period if it objects to the terms and conditions of any Mortgage Loan Document, including, without limitation, any modification thereto required as a condition to or in connection with any consent to the transactions contemplated hereby that is required to be obtained from a Lender pursuant to the terms of any Mortgage Loan Document. Such election to terminate shall be exercisable by Purchaser's delivery to Seller of a written notice of termination on or prior to the expiration of the Inspection Period, as it may be extended pursuant to Section 4.3 hereof. The failure of Purchaser to deliver to Seller the written notice of termination on or prior to the expiration of the Inspection Period shall be deemed a waiver of Purchaser's right to terminate this Agreement pursuant to this Section 4.2.

                  4.3 EXTENSIONS OF INSPECTION PERIOD. (a) The Inspection Period shall also be extended, day-for-day, for each day that passes after the tenth
(10th) day after the Effective Date in which Purchaser has not received any Survey, the Title Commitments or a copy of any matter of record reflected in the Title Commitments, as and subject to the exceptions and provisos set forth in
Section 5.1.

                  (b) Purchaser shall have the right to further extend the Inspection Period, as may be extended by Section 4.3(a) hereof, by an additional period of thirty (30) days. The foregoing right to extend the Inspection Period shall be exercisable by Purchaser's delivery to Seller of a written notice electing to so extend the Inspection Period on or prior to the expiration of the Inspection Period, as it may be extended by Section 4.3(a) hereof. If Purchaser so elects to extend the Inspection Period, then the sum of One Million and No/100 Dollars ($1,000,000.00) of the Deposit shall be non-refundable to Purchaser in the event of termination of this Agreement for any reason other than default by Seller.

                  4.4 INDEMNIFICATION BY PURCHASER. Purchaser agrees to repair any material damage to the Malls, or to any office, room or other location owned or leased by Seller or Seller's agents or representatives, caused by the entry of Purchaser or any of Purchaser's agents, engineers, surveyors and other representatives upon the Malls, or in any office, room or other location owned or leased by Seller or Seller's agents or representatives, and Purchaser shall indemnify, defend and hold Seller and Seller's Affiliates harmless from and against any and all Damages caused by or resulting from any inspection, surveys, acts or omissions of Purchaser, its agents, engineers, surveyors and other representatives while at the Malls or while in any office, room or other location owned or leased by Seller or Seller's agents or representatives. The provisions of this Section 4.4 shall survive the Closing.

                  4.5 LIMITATIONS ON PURCHASER'S INSPECTIONS. Inspections of the Malls by Purchaser and its agents shall in each case be subject to the applicable Leases and Specialty License Agreements and conducted so as not to unreasonably interfere with any Tenant's or licensee's quiet enjoyment of, access to, use of, or business operations in, the Malls. Any inspections may be observed by Seller or Seller's agents, including the Broker.

                  4.6 CONDITION OF PROPERTY. Purchaser acknowledges that neither Seller nor any of its officers, directors, general or limited partners, shareholders, agents, representatives or employees, nor the Broker, has made any representation or warranty concerning the Property or the Partnership Sites other than those representations and warranties of Seller expressly set forth in this Agreement.


                                    ARTICLE 5
                                TITLE AND SURVEYS

                  5.1 TITLE AND SURVEY. (a) Seller shall furnish to Purchaser, for each Mall, a Survey (subject to 5.1(b)), a Title Commitment and copies of matters of record reflected in each Title Commitment within ten (10) days after the Effective Date (the "INITIAL SURVEY DELIVERY DATE"), subject to extension due to delay on the part of the Title Insurer or surveyor; provided, however, that Seller shall not be deemed to have failed to satisfy the foregoing Survey delivery deadline if the sole omission from a Survey is the identification of adjoining property owners or if any Purchaser Nominee or lender(s) to Purchaser are not identified in the Survey certification; provided, further, however, that the Inspection Period shall be extended due to any delay in providing such adjoining property information beyond the thirtieth (30th) day after the Effective Date and that Surveys certified to any such Purchaser Nominee or to any such lender(s) shall be provided not later than the Closing Date. On the Closing Date, Seller shall cause to be delivered to Purchaser the Title Policies in the respective insured amount equal to the Purchase Price Allocation applicable to each Seller-Owned Mall, and Partnership Interest and otherwise in the form approved by the Purchaser pursuant to its review of title matters as set forth below.

                  (b) Notwithstanding the provisions of Section 5.1(a), Purchaser acknowledges that within ten (10) days after the Effective Date Seller shall furnish to Purchaser a Prior Survey for each Mall, together with a certification by Seller that there have been no material changes to the Real Property relating to the Mall since the date of the Prior Survey that would require a modification to the Prior Survey. Within thirty (30) days after the Effective Date, Seller shall furnish to Purchaser a Survey as to each Mall (subject to the provisions set forth in Section 5.1(a) hereof regarding deliveries of Surveys certified to certain parties not later than the Closing
Date) (the "UPDATED SURVEY"). If one or more Updated Surveys discloses any title matter that is not shown on the corresponding Prior Survey and that has a material adverse effect on the title to or use of the Mall shown thereon, then the Inspection Period shall be extended, day-for-day, for each day between the Initial Survey Delivery Date and the date on which the last to be delivered of the Updated Surveys with a discrepancy was delivered.

                  5.2 LIENS. Seller shall remove at or before Closing all Liens on any of the Property, other than the Permitted Exceptions and the liens of the Mortgage Loan Documents relating to the Pecanland Loan or the Temple Loan, including, without limitation (a) all delinquent taxes, bonds and assessments and interest and penalties thereon that are a Lien on the real property and (b) all other Liens, whether or not shown on the Title Commitment, that are not Permitted Exceptions. Seller shall be fully responsible for any fees, prepayment premiums or penalties incurred in connection with the removal of all such Liens.

                  5.3 APPROVAL/DISAPPROVAL OF TITLE REVIEW. Purchaser has the right to approve or disapprove the Title Commitments, the Surveys, the Lien Searches and all items shown or referenced in any of them that are not Permitted Exceptions, in the exercise of Purchaser's sole discretion, on or before the expiration of the Inspection Period. If Purchaser disapproves any such condition of title, Purchaser shall deliver to Seller a Disapproval Notice. If Purchaser fails to give Seller a Disapproval Notice by the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Title Commitments, the Lien Searches, the Surveys and all matters shown or referenced in any of them. With respect to any Disapproved Title Matters, Seller shall notify Purchaser in writing within ten (10) days after receipt of the Disapproval Notice whether Seller will cause all or any Disapproved Title Matters to be removed or cured at or prior to Closing, and Seller shall be deemed to have elected to remove or cure all Disapproved Title Matters by Closing if Seller does not notify Purchaser to the contrary in writing within such ten (10) day period. If Seller elects not to remove or cure all Disapproved Title Matters with respect to any particular Mall, Purchaser may elect, in its sole discretion, (a) subject to satisfaction of the other conditions to Closing, to close the purchase of the Mall in question, take title subject to the Disapproved Title Matter(s) that Seller elects not to remove or cure and deduct from the respective Purchase Price Allocation otherwise payable to Seller at Closing for the affected Property(ies) all actual and direct costs incurred by Purchaser in connection with its cure or removal up to a maximum of Fifty Thousand Dollars ($50,000.00) as to each Disapproved Title Matter, (b) to terminate this Agreement only with respect to such Mall, with the Purchase Price reduced by an amount equal to the Purchase Price Allocation applicable to the Mall excluded or (c) to terminate this Agreement, in which event the Deposit shall be returned to Purchaser. If Seller elects to cure or remove any Disapproved Title Matter, then it thereafter shall be obligated to do so as long as this Agreement is in effect. Seller shall have thirty (30) days to remove or cure any Disapproved Title Matters that it has elected to remove or cure (or deemed to have elected to remove or cure), subject to extensions of such thirty (30)-day period as Purchaser, in its sole discretion, may elect to grant to Seller. The Closing Date shall be extended as necessary to permit the parties to exercise their respective rights and obligations pursuant to this Section 5.3.

                  5.4 PURCHASER'S OPTIONS. If any Disapproved Title Matters that Seller has elected to remove or cure (or deemed to have elected to remove or cure) have not been removed at least five (5) days prior to Closing (as may be extended pursuant to Section 5.3 hereof), or provision for their removal or cure by Closing has not been made to Purchaser's satisfaction, Purchaser may elect, in its sole discretion: (a) subject to satisfaction of the other conditions to Closing, to close the purchase of the Mall in question, and take title subject to any Disapproved Title Matters that have not been cured or removed at or before Closing (provided that such election shall not release Seller from its obligation to cure or remove Disapproved Title

Matters after the Closing, which obligation shall survive the Closing); (b) subject to satisfaction of the other conditions to Closing, to close the purchase of the Mall in question, cure or remove the Disapproved Title Matters that have not been cured or removed by Seller, and deduct from the respective Purchase Price Allocation otherwise payable to Seller at Closing for the affected Property(ies) all actual and direct costs, up to a maximum of Fifty Thousand and No/100 ($50,000.00) as to each Disapproved Title Matter, incurred by Purchaser in connection with its cure or removal of any Disapproved Title Matters that Seller was obligated to cure or remove; (c) to terminate this Agreement only with respect to such Mall and the Purchase Price shall be reduced by an amount equal to the Purchase Price Allocation applicable to the Mall excluded; or (d) to terminate this Agreement, in which event the Deposit shall be returned to Purchaser.

                  5.5 ESCROW AND TITLE COSTS. Title insurance, survey and escrow charges, transfer taxes and other closing costs shall be paid as follows, except as otherwise expressly provided in this Agreement:

                  (a) The fees charged by Escrowee shall be divided equally between Seller and Purchaser.

                  (b) Seller shall pay the cost of the Surveys, the cost of securing the Title Commitments and the premium cost for the Title Policies (including, as to endorsements, only the cost of the endorsements required under the definition of Title Policy in Section 1.1 other than clause (f) thereof).

                  (c) Purchaser shall pay the cost of any endorsements to the Title Policies requested by Purchaser in addition to those required to be provided by Seller pursuant to the definition of Title Policy in Section
      1.1 including any costs arising under clause (f) thereof.

                  (d) Seller shall be solely responsible for the payment of any real property transfer taxes, gains taxes levied or imposed upon Seller or the Property as a result of the transfers to Purchaser or Purchaser's Nominee, sales taxes levied or imposed upon Seller or the Property as a result of the transfers to Purchaser or Purchaser's Nominee, documentary stamps and other taxes, fees or charges imposed in connection with the conveyance of any Mall Assets or the transfer of any Partnership Interests but excluding any mortgage taxes or documentary taxes as to any of Purchaser's financing documents and excluding any transfer taxes, gains taxes, sales taxes, documentary stamps and other taxes arising from a transfer to Purchaser's Nominee that would otherwise not be due upon a transfer to Purchaser. Seller shall be required to pay any recording fees or charges with respect to any instruments recorded in order to eliminate Liens (except Permitted Exceptions) or Disapproved Title Matters, but otherwise Purchaser, and not Seller, shall be responsible for the payment of any other recording fees or charges. Purchaser shall pay the costs of the Lien Search.

                  (e) At the Closing, and in addition to the delivery of any required Closing Documents, Seller and Purchaser shall execute, acknowledge and deliver such returns, questionnaires, certificates, affidavits, declarations and other documents that may be required in connection with the payment of transfer taxes, gains taxes, documentary stamps, sales taxes and other taxes, fees or charges imposed by any governmental agency in connection with the transactions contemplated hereby.


                                    ARTICLE 6
                                     CLOSING

                  6.1 CLOSING. Provided all conditions set forth in Sections
11.1 and 11.2 hereof have been either satisfied or waived, the Closing shall take place on the Closing Date at the office of Seller, or such other date or place as the parties shall agree.

                  6.2 SELLER CLOSING DOCUMENTS. On or before the Closing Date, or, if a deadline is specified below, by such deadline, Seller shall deliver, or, in the case of the Office and Equipment Leases, cause MRML to deliver, directly to Purchaser or to the Escrowee, as is specified in Section 6.4 hereof, two (2) executed originals (or four (4) counterparts, as the case may be, but only one (1) executed original of each deed) of each of the following documents for each Partnership Interest or for the Mall Assets with respect to each Seller-Owned Mall, as the case may be (collectively, the "SELLER CLOSING DOCUMENTS"):

                  (a) A resolution of the Board of Directors of each Seller, certified by their respective Secretaries, authorizing the execution and delivery of this Agreement, the Seller Closing Documents and the consummation of the transactions contemplated hereby.

                  (b) An incumbency certificate certifying the authority of the officers of each Seller executing this Agreement or any Seller Closing Documents.

                  (c) Limited or Special Warranty Deeds transferring to Purchaser or Purchaser's Nominee fee simple title to the Real Property comprising each Seller-Owned Mall, subject only to the Permitted Exceptions, in the form of the attached EXHIBIT 6.2(c).

                  (d) Bills of Sale, with limited warranty covenants, transferring to Purchaser or Purchaser's Nominee all of the Personalty and the Other Assets with respect to each Seller-Owned Mall and with respect to any Personalty owned by MRML, in the form of EXHIBIT 6.2(d) attached hereto.

                  (e) As to each Partnership Interest, four (4) counterparts of the Assignment of Partnership Interests and of an Amendment to Partnership Certificate.

                  (f) As to each Seller-Owned Mall, four (4) counterparts of the Assignment of Leases.

                  (g) As to each Seller-Owned Mall, four (4) counterparts of the Assignment of Contracts.

                  (h) As to each Seller-Owned Mall, four (4) counterparts of the Assignment of Reciprocal Easement Agreements.

                  (i) Four (4) counterparts of each Mortgage Loan Assignment and Assumption Agreement, including, without limitation, any UCC filings required in connection therewith.

                  (j) Except as otherwise provided below, not later than fifty
      (50) days after the Effective Date, (i) Lease Estoppel Certificates from the tenant under each Lease for an Anchor Store, and, in the case of each Mall, from Tenants occupying at least eighty percent (80%) of all non-anchor rented area of the Mall, subject to the last sentence of this
      Section 6.2(j) (such non-anchor rented area for each Mall as of the Effective Date being listed on EXHIBITS A-1 through A-9); (ii) a Seller Lease Estoppel Certificate if and as provided in the last sentence of this Section ; (iii) a REA Estoppel Certificates from each Party to a Reciprocal Easement Agreement; (iv) a Lender Estoppel Certificate, not later than fifty-five (55) days after the Effective Date, from each Lender; and (v) a Partnership Estoppel Certificate executed by each partner in the respective Partnerships other than Seller and having attached thereto a set of the same partnership documents provided to Purchaser by Seller pursuant to Section 6.2(l). A Seller Lease Estoppel Certificate with respect to any Tenant shall expire and be of no force or effect upon Purchaser's receipt of the Lease Estoppel Certificate from the applicable Tenant consistent with the information set forth on the Rent Roll and the Seller Estoppel Certificate. An Estoppel Certificate shall be deemed to be in form and substance satisfactory to Purchaser if it is executed by the applicable Tenant or other Party with the information consistent with that set forth in the Rent Roll and if it is dated not more than sixty (60) days before the Closing Date, provided that if Purchaser extends the Inspection Period under Section 4.3(b), the foregoing sixty (60) day limitation shall be extended to ninety (90) days. If and to the extent that, despite Seller's compliance with Section 8.8 hereof, Seller does not obtain Lease Estoppel Certificates from Tenants occupying at least eighty percent (80%) of all non-anchor rented area of each Mall, and provided that Seller has delivered Tenant Estoppel Certificates from Tenants occupying at least sixty percent (60%) of all non-anchor rented area of the Mall, then Seller may satisfy the requirements of Section 6.2(j)(ii) by delivering to Purchaser, not later than fifty-five (55) days after the Effective Date, a Seller Lease Estoppel Certificate as to Leases identified by Purchaser (which identification Purchaser shall provide to Seller by fifty-two (52) days after the Effective Date) and sufficient to result in Purchaser having received Lease Estoppel Certificates plus Seller Lease Estoppel Certificates as to eighty percent (80%) of such non-anchor rented area of each Mall.

                  (k) Not later than five (5) Business Days before the Closing Date, the Updated Rent Roll.

                  (l) Not later than five (5) Business Days before the Closing Date, the execution copies of the Partnership Agreements or copies thereof, certified by an officer of Seller.

                  (m)  A FIRPTA Affidavit, executed by Marathon U.S. Realties,
      Inc.

                  (n)  A Form 1099S, executed by Marathon U.S. Realties, Inc..

                  (o) All consents and approvals of the Lenders necessary pursuant to Section 3.3, the Partnership Consents and all consents listed on EXHIBIT 9.1(m).

                  (p) Legal opinion of Seller's counsel relating to the matters set forth in Sections 9.1(g), (h) and (o)(i).

                  (q) Four (4) counterparts of each Assignment of Office and Equipment Lease.

                  (r) Four (4) counterparts of the written notices (i) to each Party to any Reciprocal Easement Agreement affecting the Seller-Owned Malls advising it of the change of ownership and directing it to pay all charges under its Reciprocal Easement Agreement for all periods from and after the Closing Date as directed by Purchaser; (ii) to each Tenant in the Seller-Owned Malls advising it of the change of ownership and directing it to pay Rent and other charges under its Lease for all periods from and after the Closing Date as directed by Purchaser; (iii) a general notice to any Party to the Contracts relating to the Seller-Owned Malls advising of the transfer and assignment of Seller's interest in the Contracts to Purchaser and directing that future inquiries be made directly to Purchaser; and (iv) to each landlord under an Office and Equipment Lease advising of the transfer and directing that future invoices and other notices be given directly to Purchaser.

                  (s) GAP Undertaking from Seller to the Title Company; subject to the provisions of Section 8.7 hereof, any documentation required to be executed by Seller and/or any other party in order to remove all Liens required to be removed by Seller pursuant to the terms of this Agreement, together with any fees, prepayment premiums, penalties or other funds needed to accomplish such removal (the net proceeds of the Balance of the Purchase Price payable to Seller pursuant to the Closing Statement may be applied for this purpose); and any documentation required to be executed by Seller with respect to any state, county, or local transfer taxes or documentary taxes applicable to the conveyance of the Property pursuant to this Agreement.

                  (t) Such other documents, instruments or agreements that Seller may reasonably be required to execute and/or deliver on or prior to Closing pursuant to any provision of this Agreement.

                  In addition, at or prior to the Closing, Seller shall also deliver to, or at the direction of, Purchaser all keys, codes, files, computer disks and software included in the Personalty, books, records, Lease files, marketing materials, surveys, plans, specifications, or other written information or documents relating to any of the Malls in Seller's possession and control and all security codes relating to any Property and any other Personal Property or other Assets.

                  6.3 PURCHASER CLOSING DOCUMENTS. On or before the Closing Date, Purchaser shall deliver, or cause FUMI to deliver, as applicable, directly to Seller or to the Escrowee, as is specified in Section 6.4 hereof, two (2) executed originals (or four (4) counterparts, as the case may be) of each of the following documents for each Mall or Partnership Interest, as the case may be (collectively, as the "PURCHASER CLOSING DOCUMENTS"):

                  (a) A resolution of the Board of Trustees of Purchaser, certified by its Secretary, authorizing the execution and delivery of this Agreement, the Purchaser Closing Documents and the consummation of the transactions contemplated by this Agreement and a Resolution of the Board of Directors of FUMI authorizing the execution and delivery of the Documents to be executed and delivered by FUMI as contemplated by the terms of this Agreement.

                  (b) Incumbency certificates certifying the authority of the officers of Purchaser executing and delivering this Agreement or any Purchaser Closing Documents, and of FUMI executing and delivering any Purchaser Closing Documents, as applicable.

                  (c) Four (4) counterparts of the Assignment of Partnership Interests and of an Amendment to Partnership Certificate.

                  (d)  Four (4) counterparts of the Assignment of Leases.

                  (e)  Four (4) counterparts of the Assignment of Contracts.

                  (f) Four (4) counterparts of the Assignment of Reciprocal Easement Agreement.

                  (g) Four (4) counterparts of the Mortgage Loan Assignment and Assumption Agreement, including, without limitation, any UCC filings required in connection therewith.

                  (h) Legal opinion of Purchaser's counsel relating to the matters set forth in Sections 9.3(a), (b) and (c).

                  (i) Four (4) counterparts of each Assignment of Office and Equipment Lease.

                  (j) Four (4) counterparts of the written notices (i) to each Party to any Reciprocal Easement Agreement affecting the Seller-Owned Malls advising it of the change of ownership and directing it to pay all charges under its Reciprocal Easement Agreement for all periods from and after the Closing Date as directed by Purchaser; (ii) to each Tenant in the Seller-Owned Malls advising it of the change of ownership and directing it to pay Rent and other charges under its Lease for all periods from and after the Closing Date as directed by Purchaser; (iii) a general notice to any party to the Contracts assigned to Purchaser advising of the transfer and assignment of Purchaser's interest in the Contracts to Purchaser and directing that future inquiries be made directly to Purchaser; and (iv) to each landlord under an Office and Equipment Lease advising of the transfer and directing that future invoices and other notices be given directly to FUMI.

                  (k) Any documentation required to be executed by Purchaser with respect to any state, county, or local transfer taxes or documentary taxes applicable to the conveyance of the Property pursuant to this Agreement.

                  (l) Such other documents, instruments or agreements that Purchaser may reasonably be required to execute and/or deliver on or prior to Closing pursuant to any provision of this Agreement.

                  6.4 OCCURRENCE OF CLOSING. Seller and Purchaser shall deposit jointly with the Escrowee counterpart executed copies of the Limited or Special Warranty Deeds, the Assignments of Leases, the Assignments of Reciprocal Easement Agreements, the Mortgage Loan Assignment and Assumption Agreement and any documentation required to be executed by Seller or Purchaser pursuant to
Section 6.2(s) or Section 6.3(k) and to be filed with any governmental office in connection with the recording of any of the foregoing (the "FILING DOCUMENTS"), and any funds required to be deposited by Seller pursuant to Section 6.2(s) hereof (which may be by credit against the Balance of the Purchase Price), accompanied by joint filing instructions setting forth the order of recording. As provided in Section 2.2(b), Purchaser also shall deposit the Balance of the Purchase Price with the Escrowee. The Closing shall be deemed to have occurred upon the completion of the following:

                   (a)  Delivery of the Filing Documents to the Escrowee;

                  (b) Delivery of the other Seller Closing Documents to Purchaser and of the other Purchaser Closing Documents to Seller;

                   (c) Delivery by the Title Insurer to Purchaser of either (at Purchaser's option) "proforma" policies of title insurance or "mark-ups" of the Title Commitments, in either case, conforming to the requirements of the Title Policies described in Section 1.1 hereof and having an effective date of insurance as of the date of recording of the Filing Documents to the Escrowee; and

                  (d) Delivery of the Balance of the Purchase Price by the Escrowee to Seller.

                  6.5 TITLE TO PURCHASER'S NOMINEE. Purchaser may elect to have title to any one or more Properties conveyed to any one or more of Purchaser's Nominees. In each such instance, Purchaser shall, on or before the date that is five (5) Business Days before the Closing Date, deliver to Seller a written notice setting forth the name, tax mailing address, state of incorporation and other relevant information regarding each such Purchaser's Nominee for a particular Property. Any such Purchaser's Nominee shall agree in writing to be bound by the terms and conditions of this Agreement as they relate to such Property, but Purchaser shall in no event be released from any of its obligations or liabilities hereunder.

                  6.6 CLOSING COSTS. Closing costs shall be paid in accordance with the provisions of Section 5.5 hereof.

                  6.7 FURTHER ASSURANCES. Seller and Purchaser agree that the intent and purpose of the Closing Documents is to convey all of the right, title and interest of Seller or any Seller Affiliate in any Property to Purchaser. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered at the Closing or after the Closing any and all further acts, deeds and assurances as may be necessary to consummate the transactions contemplated hereby and carry out the intent and purpose of this Agreement. The provisions of this Section 6.7 shall survive the Closing.

                  6.8 FIRPTA WITHHOLDINGS. Purchaser shall withhold 10% of the amount realized on the disposition of all Real Property owned by Centrixx, and Purchaser shall remit such amount to the Internal Revenue Service in accordance with Code Section 1445 and the Treasury Regulation thereunder, unless Centrixx establishes to the reasonable satisfaction of Purchaser that no withholding or a reduced amount of withholding is required under Code Section 1445 and Treasury Regulations thereunder, in which case Purchaser shall withhold and remit to the Internal Revenue Service, or if the Purchaser already has withheld, shall remit to the Internal Revenue Service such amounts as set forth in a withholding certificate for the Real Property of Centrixx transferred hereunder issued by the Internal Revenue Service or the United States Secretary of the Treasury ("WITHHOLDING CERTIFICATE"). To the extent Purchaser has withheld an amount in excess of that set forth in the Withholding Certificate, Purchaser shall remit such excess amount to Centrixx .


                                    ARTICLE 7
                           APPORTIONMENTS AND PAYMENTS

                  7.1 PRORATIONS. Subject to the provisions of Section 7.3 below, the items pertaining to the Malls that are identified in this Section shall be prorated between the parties on a per diem basis (employing the actual number of calendar days in the period involved and a 365-day year) so that credits and charges with respect to such items for all days preceding and including the Cutoff Date shall be allocated to Seller, and credits and charges with respect to such items for all days after the Cutoff Date shall be allocated to Purchaser. Each payment received shall be attributed to the most recent period for which such a payment is due. On or before May 1, 1997, Purchaser shall prepare and submit to Seller the Final Proration Statement, and the parties shall make final adjusting payments indicated thereon, all as provided in Section 7.4(b) hereof.

                  (a) UNREIMBURSED REAL ESTATE TAXES. Real estate taxes and assessments, both general and special, that are levied or assessed upon the Real Property as such taxes may be increased or decreased following Closing ("TAXES"), excluding (i) Taxes paid directly to the taxing authority by Tenants or Parties to a Reciprocal Easement Agreement or Specialty License Agreement, and (ii) Taxes reimbursable to the Owner of the Real Property by Tenants thereof or Parties to a Reciprocal Easement Agreement or Specialty License Agreement with respect thereto, shall be prorated as of the Cutoff Date. If the Cutoff Date occurs prior to issuance of the tax bill for the fiscal tax year in which the Cutoff Date occurs, Purchaser and Seller shall initially prorate Taxes for such tax year based upon the most recently received tax bill, and subsequently adjust such proration when the Taxes for such tax year are officially determined.

                  (b) FIXED RENT AND FIXED CHARGES. Rents, other than percentage or overage rents, together with other fixed or separately invoiced charges thereunder and/or pursuant to the Reciprocal Easement Agreements, shall be prorated as of the Cutoff Date.

                  (c) COMMON AREA CHARGES. Certain of the Leases and Specialty License Agreements provide for reimbursement to the landlord thereunder of certain expenses relating to common areas ("COMMON AREA EXPENSES"), including, but without limitation, the expenses of operating and maintaining certain improvements located on the Real Property, including exterior parking, roadways, landscaping, sidewalks and other areas provided for the common use or benefit of Tenants, Parties to Specialty License Agreements and their patrons, as well as insurance, real estate taxes, heating and cooling charges, and various services with respect thereto including the management and administration thereof, which may be computed as a percentage of other costs of operating and maintaining the common areas (the "ADMINISTRATIVE FEES"). Common Area Expenses are determined on an annual basis, but the anticipated amount thereof may be estimated and paid in monthly or other installments of the estimated amount during the course of the year with a final adjustment made after the close of the year when such costs and expenses have been finally determined. Seller and Purchaser have agreed as follows with respect to Common Area Expenses:

                  (i) Except as hereinafter provided, Seller shall be responsible for all Common Area Expenses through the Cutoff Date, and shall be entitled to retain reimbursements thereof collected through the Cutoff Date and to receive reimbursements therefor collected after the Cutoff Date, up to the aggregate amount of such Common Area Expenses for which Seller is responsible. Purchaser shall be responsible for all Common Area Expenses after the Cutoff Date and shall be entitled to receive and retain all remaining reimbursements of Common Area Expenses collected from Tenants or Parties to Specialty License Agreements with respect thereto after payment to Seller of reimbursements for periods prior to the Cutoff Date.

                  (ii) Upon issuance of the Final Proration Statement referred to in Section 7.4(b) hereof:

                  (Y) Seller shall pay to Purchaser the amounts (if any)
            received by Seller on account of Common Area Expenses that is in excess of those amounts to be paid by Seller as Common Area Expenses as hereinabove provided; and/or

                  (Z) Purchaser shall pay to Seller any deficiency in the
            reimbursement of Common Area Expenses to which Seller is entitled as hereinabove provided.

                  (iii) The Final Proration Statement referred to in Section 7.4(b) hereof, shall show the total Common Area Expenses for the year in which the Cutoff Date occurs, the amount thereof paid by Seller and by Purchaser, respectively, and the reimbursements thereof received by Seller and Purchaser, respectively, all as hereinabove provided, with a separate computation showing the amount of the Administrative Fees allocable to Purchaser and Seller. Seller shall be entitled to that portion of the total Administrative Fees actually collected for such year as is determined by multiplying such total by a fraction the numerator of which shall be the Common Area Expenses incurred by Seller with respect to such year, and the denominator of which shall be the total Common Area Expenses for such year. Purchaser shall be entitled to the remaining portion of the Administrative Fees.

                  (d) REIMBURSED TAXES AND INSURANCE. Taxes or insurance premiums that are reimbursed by Tenants under their Leases and/or by Parties to Specialty License Agreements or under Reciprocal Easement Agreements shall be prorated in the same manner as is provided in Section 7.1(c)(i) and (ii) above with respect to Common Area Expenses.

                  (e) PERCENTAGE RENT. Percentage rent payable under the Leases and Specialty License Agreements shall be prorated as of the Cutoff Date as follows:

                  (i) Any percentage rent which is attributable to a lease year as defined in each Lease or Specialty License Agreement (a "LEASE YEAR") ending on or before the Cutoff Date shall be retained by Seller or promptly paid over to the Seller if received by Purchaser.

                  (ii) Percentage rent payable with respect to a Lease Year during which the Cutoff Date occurs, shall be apportioned between Purchaser and Seller as and when received for such Lease Year as follows:

                  (Y) For Tenants or Parties to Specialty License Agreements that report sales on a monthly basis, Seller shall be entitled to that part of their percentage rent that is the aggregate of:

                  (1) the sum determined by multiplying the total percentage rent for such Lease Year by a fraction, the numerator of which is the total sales prior to the month in which the Cutoff Date occurs, and the denominator of which is the total sales for such Lease Year, and

                  (2) for the month in which the Cutoff Date occurs, the sum obtained by multiplying the percentage rent due for such month by a fraction, the numerator of which is the number of days in such month through and including the Cutoff Date, and the denominator of which is the number of days in such month. Purchaser shall be entitled to the remainder of such percentage rent.

            (Z) For Tenants or Parties to Specialty License Agreements that report sales only on an annual basis, Seller shall be entitled to percentage rent determined by multiplying the total percentage rent for such Lease Year by a fraction, the numerator of which shall be the total number of days in such Lease Year through and including the Cutoff Date, and the denominator of which shall be the number of days in such Lease Year. Purchaser shall be entitled to the remainder of such percentage rent.

The final amount of the foregoing allocations of percentage rent to Seller shall be paid by Purchaser to Seller as provided in Section 7.4(b) hereof. Purchaser agrees, upon Seller's request, to provide Seller with those statements of monthly or annual gross sales received from Tenants or Parties to Specialty License Agreements with respect to any Lease Year in which the Cutoff Date occurs.

                  (f) VENDOR LICENSE PAYMENTS. All amounts collected or payable for the admission to or use of any facilities comprising the Property, including but not limited to the operation of storage, vending or other coin-operated machines, shall be prorated as of the Cutoff Date.

                  (g)  [Intentionally omitted]

                  (h) SALES TAXES. Sales, excise and similar taxes that have been collected by Seller but that will be payable in whole or in part to governmental authorities by Purchaser after Closing (other than such taxes, if any, as result from the transfer of any part of the Property to Purchaser upon Closing), shall be prorated as of the Cutoff Date.

                  (i) FUELS AND UTILITIES. To the extent not covered under
Section 7.1(c), utility and fuel charges, including, without limitation, charges for water, electricity, gas, gasoline, steam, oil and telephones used in connection with the heating, cooling, lighting, maintenance and operation of the Property, shall be prorated as of the Cutoff Date.

                  (j) MERCHANT ASSOCIATION FUNDS AND EXPENSES. Contributions held by an Owner for or as, or to be made by an Owner to, any merchants' association or promotional fund established with respect to any Mall, and the cost to such Owner of providing services to any such association or fund, shall be prorated as of the Cutoff Date.

                  (k) PROMOTIONAL EXPENSE. Prepaid costs incurred by an Owner for advertising and promotion of a Mall that has not yet occurred, to the extent reimbursement therefor is not to be received from Tenants, shall be prorated as of the Cutoff Date.

                  (l) PERMIT AND LICENSE FEES. Annual or other periodic fees for permits and licenses required in connection with the operation of any part of the Property shall be prorated as of the Cutoff Date to the extent that Purchaser succeeds Seller as the permittee or licensee thereunder and is not required to obtain new permits and/or licenses in its own name.

                  (m) CONTRACTS. Except to the extent reimbursable by Tenants or by Parties to Specialty License Agreements or Reciprocal Easement Agreements, payments to be made under any Contract that is to be assigned to and assumed by Purchaser upon Closing shall be prorated as of the Cutoff Date.

                  (n) INTEREST EXPENSE. Current interest payable under the Temple Loan and the Pecanland Loan shall be prorated as of the Cutoff Date. Seller shall pay all past due interest, and all other fees, penalties and other charges or costs due to each Lender, whether in connection with a Lender's consent to the transfer of the Mall, or the transfer of the Temple Interest or otherwise.

                  (o) RECIPROCAL EASEMENT AGREEMENTS. Charges and payments, if any, under the Reciprocal Easement Agreements not otherwise covered under
Section 7.1(a), (b) and (d) shall be prorated as of the Cutoff Date. Seller shall pay all past due amounts required to be paid by a Seller under any Reciprocal Easement Agreement. If any amount currently due to or payable by Seller under a Reciprocal Easement Agreement is not known as of the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of such amount and the parties shall adjust the proration when the actual amount becomes known.

                  (p)  [Intentionally omitted]

                  (q) OTHER EXPENSES. Except to the extent reimbursable by Tenants or Parties to Reciprocal Easement Agreements or Specialty License Agreements, or the subject of other express provision of this Agreement, all other reasonable and necessary expenses, customary in connection with the operation and maintenance of the Property and requiring payments for any period in which the Cutoff Date occurs shall be prorated between Seller and Purchaser as of the Cutoff Date.

                  (r) NO PRORATION OF CERTAIN TAXES. The parties have agreed that Seller will not give Purchaser a credit for those Taxes that any Tenant or Party to a Specialty License Agreement or Reciprocal Easement Agreement is obligated by its Lease, Specialty License Agreement or Reciprocal Easement Agreement to pay directly to the taxing authority.

                  7.2 ADJUSTMENTS. The following amounts, if any (the "Adjustments"), without duplication, shall be paid or credited by Seller to Purchaser upon Closing:

                  (a) SECURITY DEPOSITS. Tenant Security deposits which are held by Seller as of the Closing Date. The Updated Rent Roll for each Mall shall include a schedule setting forth the unapplied portion of any security deposits relating to such Mall. To the extent such security deposits have been paid or credited to Purchaser, Purchaser agrees to indemnify and hold Seller harmless from any claim by the depositing Tenant for the return thereof.

                  (b) DEPOSITS FOR SPACE PREPARATION. Payments made to Seller by or on behalf of any Tenant for the preparation or alteration of any space to be occupied by such Tenant.

                  7.3 COLLECTION. To the extent that any sum to be received pursuant to any Lease, Specialty License Agreement a Reciprocal Easement Agreement, whether as Rent, percentage rent, or as reimbursement of Common Area Expenses or any other item to be reimbursed thereunder, is past due on the Cutoff Date (hereinafter collectively referred to as "DELINQUENCIES"), then (i) Seller shall receive no credit therefor at Closing, and (ii) all payments, of any kind, received by Purchaser after Closing from Tenants or Parties to Specialty License Agreements or Reciprocal Easement Agreements with Delinquencies still outstanding shall, as between Purchaser and Seller, be applied first to installments of Rent, Common Area Expenses, Taxes and/or percentage rent due from such Tenant or Parties to Specialty License Agreements or Reciprocal Easement Agreements for any period following Closing, next to the reasonable costs, if any, incurred by Purchaser in collecting payments of Delinquencies from such Tenant or from Parties to Specialty License Agreements or Reciprocal Easements Agreements and last paid to Seller with respect to the Delinquencies due from such Tenant or Party to Specialty License Agreements or Reciprocal Easement Agreements. Purchaser shall promptly remit to Seller all sums received by Purchaser after Closing to which Seller is entitled pursuant to the foregoing provisions. Purchaser shall use reasonable efforts to collect the Delinquencies; provided, however, that Purchaser may, but shall not be obligated to, commence any litigation against any Tenant or other Party from whom Delinquencies are due, incur any expenses (other than the expense of routine billing), or terminate a Lease, Specialty License Agreement or Reciprocal Easement Agreement. Purchaser shall not be liable to Seller for any Delinquencies (unless collected) and shall not have any obligation to collect any Delinquencies. Reasonable collection costs, including, without limitation, reasonable attorneys' fees, shall be charged against the amount of any Delinquencies that are collected.

                  7.4 CLOSING AND FINAL PRORATION STATEMENTS. In connection with the foregoing prorations and adjustments, Seller and Purchaser shall prepare or cause to be prepared, the following statements:

                  (a) CLOSING STATEMENT. Seller shall prepare and deliver on the Closing Date a proration statement in reasonable detail showing each item prorated, allocated or adjusted in accordance with this Article 7, in such form as fairly reflects such prorations, allocations and adjustments to the reasonable satisfaction of Purchaser and Seller, such form to be agreed upon by Purchaser and Seller within forty-five (45) days following the Effective Date (the "CLOSING STATEMENT"). The Closing Statement delivered at Closing shall be certified by an officer of Seller as being accurate and complete and in accordance with the provisions of this Article 7, and to correctly present the prorations, allocations and adjustments to be made in accordance with the requirements of this Article 7.

                  (b) FINAL PRORATION STATEMENT. On or before May 1, 1997, Purchaser shall submit to Seller a final proration statement consistent with the form of the Closing Statement, prepared as of the Cutoff Date but employing information available as of April 1, 1997, and certified by an officer of Purchaser as being accurate and complete and in accordance with the provisions of this Article 7, and to correctly present the final prorations and adjustments to be made in accordance with the requirements of this Article 7, and as to any amounts for which final information is not available as of April 1, 1997, employing an estimate agreed to by Purchaser and Seller in their reasonable judgment (the "FINAL PRORATION STATEMENT"). Upon issuance of the Final Proration Statement, the parties shall make such final proration payments as are thereby indicated to be due. Following the Seller's receipt of the Final Proration Statement, Purchaser agrees to allow Seller, its accountants and representatives, to examine those books and records in the possession and control of Purchaser which relate to the Final Proration Statement for a period of one (1) year following issuance thereof, at the place or places where they are then regularly maintained, during regular business hours and upon reasonable prior notice to Purchaser, and to discuss the subject matter thereof with Purchaser's employees and accountants. Purchaser agrees to retain such books and records for one (1) year following issuance of the Final Proration Statement, and in the event of an examination thereof that is commenced during such period by Seller, then for such additional period as is reasonably necessary to permit completion thereof and the resolution of any dispute in connection therewith.

                  7.5 UTILITIES. Seller shall cooperate with Purchaser in the transfer of electricity, gas, water, sewer and other utility services for the Seller-Owned Malls from the name of the current Owner to the name of Purchaser as of the Closing Date. Seller shall also assign to Purchaser any deposits held by a utility company with respect to any such utility services for the Seller-Owned Malls and Purchaser shall pay to Seller the amount of any deposits so assigned. Seller shall pay or cause to be paid all utility bills for charges that have been rendered for any Mall prior to the Cutoff Date.

                  7.6 RESERVES AND DEPOSITS. Purchaser shall pay to Seller the amount of any reserves, escrow deposits or accruals made with, or held by, a Lender or any insurance carrier for capital repair or replacement reserves, real property taxes and assessments, insurance premiums, excess retention escrows with any insurance carriers, and/or other items. As of the Closing, and contingent upon the occurrence of the Closing, Seller hereby assigns to Purchaser all of Seller's right, title and interest in and to any such reserves, escrow deposits and accruals if any.

                  7.7 CONSTRUCTION ALLOWANCES. Responsibility for construction allowances and other tenant inducements and for leasing commissions shall be allocated as provided in Section 8.1.

                  7.8 PRORATION OF TEMPLE AND ALEXANDRIA. If a Partnership Interest is transferred to Purchaser pursuant to the provisions of Section 3.4 hereof, the net prorations and adjustments calculated pursuant to this Article 7 for Alexandria Mall shall be multiplied by ninety percent (90%), and those for Temple Mall shall be multiplied by fifty percent (50%).

                  7.9 SURVIVAL. The provisions of this Article 7 shall survive the Closing.


                                    ARTICLE 8
                  ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

                  8.1 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. Prior to Closing, Seller covenants and agrees as follows:

                  (a) Seller shall comply with (or cause to be complied with) all material terms of all Leases, Contracts, Specialty License Agreements, Partnership Agreements, Reciprocal Easement Agreements, Office and Equipment Leases and any other agreements, instruments and easements applicable to the Malls, and timely pay (or cause to be paid) all taxes, assessments, utility charges and other costs and expenses relating to the Malls.

                  (b) Seller shall operate and manage (or cause to be operated and managed) each Mall in the ordinary course of business in accordance with Seller's past practice, but subject to the terms of this Agreement, and in accordance with all applicable permits, licenses, approvals or Laws, maintain in full force and effect through the Closing Date all material licenses, all permits (including, without limitation, all building permits and occupancy permits) and all easements and rights-of-way that are required in order to continue the present use of each Mall and ensure adequate vehicular and pedestrian ingress and egress to each Mall, such that on the Closing Date, each Mall shall be in at least as good a state of condition and repair as on the Effective Date, reasonable wear and tear and damage by fire or other casualty excepted, subject to the provisions of Article 10. Without limiting the generality of the foregoing, Seller shall spend, at a minimum, such amounts for repair and maintenance as are consistent with its prior practice. Seller shall promptly advise Purchaser in writing of any significant repair or improvement required to keep a Mall in such condition. During the Inspection Period, Seller shall not make any alterations to any Mall which would materially adversely affect the Mall. After the expiration of the Inspection Period, Seller shall not make any material alterations to any Mall, or remove any of the Personalty therefrom, without Purchaser's prior written consent, unless such Personalty so removed is simultaneously replaced with new Personalty of similar quality and utility.

                  (c) Seller shall, at its sole reasonable cost and expense, and upon request from Purchaser given by the end of the Inspection Period, terminate any Contracts identified by Purchaser to be terminated, which termination shall be effected on or prior to the Closing Date to the extent feasible and, if such termination cannot be effected on or prior to the Closing Date by reason of the terms of any Contract which require advance notice, Seller shall deliver notice of termination, which termination shall become effective as early as possible under the terms of the applicable Contract. Except with Purchaser's prior written consent, Seller shall not enter into any Material Contract that will be an obligation affecting Purchaser or any Mall subsequent to the Closing, except for arms-length, market rate Contracts with unaffiliated parties in the ordinary course of business that can be terminated upon not more than sixty (60) days notice.

                  (d) Except with Purchaser's prior written consent, Seller shall not, nor permit MRML or any other Seller Affiliate to, (i) enter into any contract of employment with any Employee; (ii) grant any increases in the rates of pay, salaries, or other compensation of any Employees or any increase in the other benefits to which such Employees are presently entitled, other than scheduled increases for management employees consistent with Seller's compensation policies, regular wage increases for employees paid on an hourly basis made in the ordinary course of business, as required by law and/or consistent with prior practice; or (iii) defer any portion of the compensation of any Employee beyond the date such compensation would have been paid in the ordinary course of business and consistent with prior practice.

                  (e) Prior to the Closing, Seller shall pay, or otherwise provide for the payment of, in a manner reasonably acceptable to Purchaser, all obligations for leasing commissions,construction allowances and other tenant inducements incurred in connection with Leases and Specialty License Agreements for which Seller has issued approval prior to the date of this Agreement. Purchaser shall be responsible for and shall pay in full, on the Closing Date, without credit from Seller, all leasing commissions with respect to Leases and Specialty License Agreements which are approved or deemed approved, or for which approval is not required under the terms of this Agreement, subsequent to the date of this Agreement and in accordance with the terms of this Agreement including Purchaser's right to approve any Lease during the Inspection Period pursuant to Section 8.2. Purchaser shall be responsible for and shall pay, on or after the Closing Date, without credit from Seller, construction allowances and other tenant inducements owed to Tenants under Leases or Specialty License Agreements which Purchaser has approved or is deemed to have approved pursuant to

      Section 8.2 of this Agreement, or for which approval is not required under the terms of this Agreement.

                  (f) All federal, state, county and municipal taxes and assessments and other governmental or quasi governmental levies of any kind that relate to the Property or the operation of the Malls that are required to be paid prior to the Cutoff Date shall be paid through the Cutoff Date either in cash or by credit in favor of Purchaser as otherwise provided in Article 7 hereof.

                  8.2  LEASING.

                  (a) Prior to the expiration of the Inspection Period, Seller shall not enter into, amend, terminate or waive any rights under any Material Leases or Material Contracts without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. If and to the extent that Purchaser does not deny a request for such consent by notice given to Seller within two (2) Business Days after Purchaser's receipt of Seller's request therefor, Purchaser shall be deemed to have provided such consent. In any event, copies of the foregoing shall be provided to Purchaser prior to expiration of the Inspection Period. Notwithstanding the foregoing, Seller shall have the right at any time to exercise any or all of its legal remedies against any Tenant who is in default under its Lease or Specialty License Agreement (including, without limitation, the right to commence unlawful detainer or eviction actions), provided Seller shall not following the expiration of the Inspection Period seek to terminate any Lease or Specialty License Agreement or any tenant's right of possession under any Lease or Specialty License Agreement without Purchaser's written consent, which consent may be withheld in Purchaser's sole discretion, and which shall be deemed given if Purchaser does not deny a request for such consent by notice given to Seller within two (2) Business Days after Purchaser's receipt of Seller's written request therefor.

                  (b) After the expiration of the Inspection Period, Seller shall not enter into any New Lease, New Contract or New Specialty License Agreement or amend, modify, terminate or waive any rights under any existing Lease, Contract or Specialty License Agreement without Purchaser's prior written consent, which consent may be withheld in Purchaser's sole discretion. Purchaser shall review, and in Purchaser's sole discretion, either approve or disapprove in writing, a written proposal from Seller for a New Lease or New Specialty License Agreement (a "LEASE PROPOSAL") or for termination of an existing Lease or Specialty License Agreement (a "TERMINATION PROPOSAL") within four (4) Business Days after receipt of such Lease Proposal or Termination Proposal. If Purchaser fails to deny a request for such consent to a Lease Proposal or Termination Proposal within four (4) Business Days after receipt thereof, Purchaser shall be deemed to have approved such Lease Proposal or Termination Proposal. With respect to each Lease or Specialty License Agreement, Seller shall utilize the standard form lease, specialty license agreement or lease modification, as the case may be, then in use at the Mall provided, however, that without Purchaser's consent Seller shall have the right to make such modifications in said standard form which are consistent with modifications generally made by Seller in the ordinary course of leasing space at the Malls. Following approval or deemed approval of any Lease Proposal, Purchaser shall have the right to review and approve any final form of Lease, Specialty License Agreement or lease modification that Seller intends to execute; provided, however, that Purchaser shall not be permitted to reject any Lease, Specialty License Agreement or lease modification for which Purchaser approved the Lease Proposal and which is prepared on the standard form lease, specialty license agreement or lease modification, as the case may be, then in use at the Mall with only such modifications in said standard form which are consistent with modifications generally made by Seller in the ordinary course of leasing space at the Malls.

                  (c) Not later than the earlier of four (4) Business Days after entering into same or two (2) days prior to the Closing Date, Seller shall provide Purchaser with copies of all Leases, Specialty License Agreements and lease amendments, modifications or terminations executed by Seller after the Effective Date and prior to the Closing Date.

                   (d) Any request for a consent under this Section 8.2 shall include a copy of all proposed actions and a statement of all material facts relating thereto (including, without limitation, the amount of the leasing commissions payable with respect thereto).

                  8.3 INSURANCE POLICIES. EXHIBIT 8.3 attached hereto is a schedule of all insurance policies currently in effect with respect to any Mall. Seller agrees to maintain or cause to be maintained the Insurance Policies in effect through the Closing Date. Purchaser shall secure its own insurance with respect to the Property and Seller shall have the right to terminate the Insurance Policies effective on the Closing Date. Any unearned premiums and the unabsorbed portions of any deposits with respect to the Insurance Policies shall belong solely to the Seller. Seller shall have the right, at its sole cost and expense, to renew or replace insurance policies that expire prior to the Closing Date, provided that the policy limits are the same as, or greater than, those set forth in EXHIBIT 8.3.

                  8.4 MANAGEMENT OFFICE AND EMPLOYEES. (a) Seller or MRML, as the case may be, shall assign, and Purchaser shall cause FUMI to assume, the obligations of Seller or MRML, as the case may be, under the Office and Equipment Leases. Purchaser shall cause FUMI to enter into an agreement concerning the employees of MRML in the form attached hereto as EXHIBIT 8.4.

                  (b) Effective as of the Closing Date, Seller shall cause MRML to terminate the Employees, all of whom are employees of MRML.

                  (c) Notwithstanding the provisions of Section 8.4(b), in the event that an Employee who accepts an offer of employment from FUMI ceases to be employed by FUMI or a Purchaser Affiliate during the three (3) month period beginning on the Closing Date under circumstances which would otherwise entitle him to a severance benefit under the terms of either the Marathon Realty Management Limited Special Severance Program (Salaried Employees) or the Marathon Realty Management Limited Special Severance Program (Hourly Employees) (as in effect as of the Effective Date of this Agreement) if he were then employed by MRML and had not been employed by FUMI or a Purchaser Affiliate, Seller shall or shall cause MRML to pay such severance benefit to such Employee. In the event such an Employee who accepts an offer of employment from FUMI ceases to be employed by FUMI or a Purchaser Affiliate after the three (3) month period beginning on the Closing Date, but before the end of the six (6) month period beginning on the Closing Date, Purchaser shall cause FUMI to pay any severance benefit due to such Employee under the foregoing benefit programs, and in the event such an Employee ceases to be employed by FUMI or a Purchaser Affiliate after the six (6) month period beginning on the Closing, Date, Purchaser shall cause FUMI to pay any severance benefit as shall be determined under arrangements then maintained in effect by FUMI. The provisions of this
Section 8.4(c) shall survive the Closing.

                  (d) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall confer upon any Employee the right to continue for any definite term in the employ of FUMI or any Purchaser Affiliate or, subject to any existing employment contracts, understandings or other agreements expressly assumed by FUMI, shall interfere with or restrict in any way the rights of FUMI to discharge any Employee at any time for any reason, with or without cause. Seller shall pay, or cause to be paid, all wages, salaries and benefits, including, but not limited to, amounts reflecting accrued vacation owed by Seller or any Seller Affiliate to the Employees at the Closing Date and in compliance with applicable laws. The provisions of this Section 8.4(d) shall survive the Closing.

                  (e) Seller shall provide or cause MRML to provide health plan continuation coverage in accordance with and if required by COBRA with respect to Employees who do not accept an offer of employment from FUMI and those former employees of Seller or MRML and other qualified beneficiaries who are entitled to such continuation coverage by reason of events prior to the Closing Date. The provisions of this Section 8.4(e) shall survive the Closing.

                  8.5 POSSESSION. Seller shall deliver possession of the Property to Purchaser upon the completion of the Closing, subject to the rights of Tenants under the Leases and licensees under the Specialty License Agreements.

                  8.6 MANAGEMENT INFORMATION SYSTEMS. Purchaser agrees that Seller shall retain all software licenses necessary to comply with licensing requirements. Following the Closing Date, Seller agrees to use its best efforts to provide to Purchaser access to the data contained in Seller's management information systems on disk form or otherwise permit access to Seller's software for the purpose of the conversion of such data to Purchaser's management information systems. Purchaser acknowledges that Seller's parent currently outsources the management information system through an IBM subsidiary and that Purchaser shall pay the reasonable costs of continuing such service post-Closing until Purchaser completes its conversion of such data.

                  8.7 MORTGAGE RELEASES. Seller covenants and agrees to obtain the release of any mortgages or other security instruments affecting the Malls, other than Temple and Pecanland. Prior to the Closing, Seller shall request that the parties holding such mortgage or other security interests deposit releases of such instruments into escrow with the Escrowee. With respect to any releases not so received prior to Closing, Seller shall secure the same and cause the same to be recorded within one hundred and twenty (120) days following the Closing Date.

                  8.8 LEASE/ESTOPPEL CERTIFICATES. Seller agrees to request the Lease Estoppel Certificates from each of the Tenants or other parties contemplated thereby as soon as reasonably possible following the Effective Date and to use its best efforts to obtain the Lease Estoppel Certificates within the time frame set forth in Section 6.2(j), and shall deliver copies of the Lease Estoppel Certificates directly to Purchaser by telecopy on the day they are respectively received by Seller, with copies delivered by overnight express courier transmission to Purchaser at least once each week. For purposes of this
Section 8.8, best efforts shall not require commencement of litigation or payments of money to secure estoppels.

                  8.9 GUARANTY. Seller agrees to cause 2685752 CANADA, INC., a Canadian corporation (the "Guarantor") which is an affiliate of Seller, to deliver to Purchaser, simultaneously with the execution and delivery of this Agreement, a Guaranty in the form attached to this Agreement. The parties agree that, in any instance in which this Agreement terminates by its terms, with a distribution of the Deposit pursuant to its terms, the Guaranty likewise shall be returned to the Guarantor. In addition, within five (5) Business Days after the Effective Date, Seller shall deliver to Purchaser a pro forma balance sheet and operating statement of the Guarantor, the review of which shall be included in Purchaser's due diligence.


                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

                  9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties for the benefit of Purchaser, with the understanding that such representations and warranties are material and are being relied upon by Purchaser in entering into this Agreement.

                  (a) REAL PROPERTY. The Owners do not own any land in addition to the land described on EXHIBITS A1 through A9 which is contiguous to any Mall or located in the immediate vicinity of any Mall (e.g., located across a public roadway) or otherwise related to any Mall. Seller has not entered into, and to Seller's best knowledge, no predecessor in interest or title to Seller has entered into, any unrecorded or undisclosed easement, liens or option agreements that would have a material adverse effect on title to the Property.

                  (b) CONTRACTS. EXHIBIT 9.1(b) contains a description of all Contracts entered into by or on behalf of an Owner in connection with the management, maintenance or operation of such Mall. Except for the Contracts, there are no other agreements to which an Owner is party or, to Seller's best knowledge, by which it or any Mall or the Property is bound that may affect the current use, operation or enjoyment of any Mall. Each Owner has performed all the material obligations required to be performed by it under the Contracts, and to Seller's best knowledge, no other parties to any of the Contracts are in default of a material term thereunder. Except as set forth on EXHIBIT 9.1(b), all of the Contracts can be terminated by the Owner who is a party thereto at its option upon not more than thirty (30) days' prior written notice without premium or penalty of any kind.

                  (c) LEASES. The information contained in the Rent Roll and Updated Rent Roll is true, correct and complete, Seller has delivered to Purchaser true, correct and complete copies of all of the Leases and the Specialty License Agreements and there are no leases, occupancies, tenancies, licenses or, to Seller's best knowledge, written subleases, in effect pertaining to any portion of a Mall, and no persons, tenants, licensees or entities occupy space in the Property, except as stated in the Rent Roll or the Updated Rent Roll. There are no options or rights to renew, extend or terminate the Leases or the Specialty License Agreements, or expand any leased or licensed premises, except as shown in the Rent Roll or the Updated Rent Roll or as set forth in the Leases or Specialty License Agreements. Except as disclosed by the Rent Roll, the Updated Rent Roll or EXHIBIT 9.1(c): (i) the Leases and the Specialty License Agreements and any guaranties thereof are in full force and effect and no Rents or other payments, or other deposits, are held by an Owner except the security deposits described on the

Rent Roll or Updated Rent Roll and prepaid Rent for the current month; (ii) each Owner is the sole owner of the landlord's or licensor's interest in the Leases and the Specialty License Agreements; (iii) as of the Closing Date, except for the Pecanland Loan and the Temple Loan, no Rents due under, or other interest in, any of the Leases or the Specialty License Agreements will have been assigned to any party other than Purchaser or otherwise pledged or encumbered in any way; (iv) neither the landlord nor, to Seller's best knowledge, any Tenant or licensee is in default under any Lease or Specialty License Agreement, nor, except as disclosed in EXHIBIT 9.1(c), has Seller received any written notice from any Tenant or licensee of any default under its Lease or Specialty License Agreement or of any Tenant or licensee's termination of its Lease or Specialty License Agreement in advance of the scheduled expiration date of its Lease or Specialty License Agreement (except as disclosed in the Lease Estoppel Certificates); (v) all of the improvements to be constructed by an Owner, if any, contemplated under the Leases or the Specialty License Agreements or as required therein or in any collateral agreement, plans or specifications respecting the Leases or Specialty License Agreements have been fully completed and paid for; and (vi) to Seller's knowledge, the Partnerships have no business relationship with any Tenant or licensee other than that of landlord and Tenant or licensee and no Partner owns ten percent (10%) or more of any Tenant or licensee. EXHIBIT 9.1(c)(i) includes a list of all retail stores located within a Mall having a floor area in excess of twenty thousand (20,000) square feet, and including any combination of retail stores at a single Mall owned or controlled by the same parent company and having an aggregate floor area in excess of such amount which is under a single Lease.

                  (d) RECIPROCAL EASEMENT AGREEMENTS. The Reciprocal Easement Agreements are in full force and effect. Each Owner is in compliance with all its material obligations under all such agreements. To Seller's best knowledge, all other parties to the Reciprocal Easement Agreements are in compliance with all of their material obligations under the respective agreements.

                  (e) PERSONAL PROPERTY OTHER ASSETS; AND OFFICE AND EQUIPMENT LEASES. Each Owner owns good title to the Personalty and Other Assets relating to its Mall, free and clear of all Liens other than the Permitted Exceptions. To Seller's knowledge, except as listed on EXHIBIT 9.1(e), Owner owns no material Personal Property or Other Assets which are either located within or used in connection with the Mall.

                  (f) OFFICE AND EQUIPMENT LEASES. EXHIBIT 9.1(f) contains a description of all Office and Equipment Leases entered into by or on behalf of Seller or MRML connection with the management, operation, leasing or maintenance of any Mall. Except for the Office and Equipment Leases, there are no other office and/or equipment leases to which Seller or MRML is a party that is currently utilized in the management or operation of any Mall. Neither Seller, MRML nor, to Seller's best knowledge, any party is in default under the terms of any Office and Equipment Lease.

                  (g) SELLER'S AND AFFILIATES' AUTHORITY. Seller has been duly formed and is validly existing and Seller has the full right and authority and, subject to Section 9.1(m) hereof, has obtained any and all corporate consents required to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein; the persons signing this Agreement on behalf of Seller are authorized to do so; and this Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

                  (h) PENDING ACTIONS. Except as set forth in EXHIBIT 9.1(h), Seller has not received written notice of any suit, action or proceeding pending against Seller or any part of the Malls, and to the best of Seller's knowledge, there are no suits, actions or proceedings threatened against Seller or any part of the Malls which, if determined adversely to Seller, would have a material adverse affect on any Mall.

                  (i) CONDEMNATION. Except as set forth on EXHIBIT 9.1(i) attached hereto, Seller has not received written notice of any pending or proposed condemnation or eminent domain proceedings affecting the Malls.

                  (j) PHYSICAL CONDITION OF THE IMPROVEMENTS. To Seller's best knowledge, except as disclosed on EXHIBIT 9.1(j), there are no material structural defects in the buildings located on the Real Property. Seller has made available to Purchaser all Plans commissioned by Seller and all other Plans in Seller's possession or control.

                  (k) LICENSES. The Owner of each Mall has all material licenses, permits (including, without limitation, all building permits and occupancy permits), easements and rights-of-way which are required for the present use of the Mall.

                  (l)  [Intentionally omitted.]

                  (m) CONSENTS/BULK SALES NOTICE. Except as set forth on EXHIBIT 9.1(m), and except for the Lender consents pursuant to Section 3.3 and the Partnership Consents, no approval, consent, waiver, filing, registration or qualification with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities is required to be made, obtained or given for the execution, delivery and performance of this Agreement or any of the Closing Documents by Seller. To Seller's knowledge, there is no bulk sales notice required in connection with the transfer to Purchaser of the Property. Without limiting the foregoing, the Seller and Purchaser agree to waive the applications of all bulk sales laws; provided, further, that Seller indemnifies and holds Purchaser harmless from and against any actual and direct loss, cost, expenses, and liabilities from failing to comply with any bulk sales law.

                  (n) LOANS. EXHIBIT 9.1(n) attached hereto sets forth the outstanding principal balance of each of the MUSRI Loan, the Temple Loan and the Pecanland Loan and contains a complete list of the MUSRI Loan Documents and the Mortgage Loan Documents. Seller or Temple, as the case may be, is in compliance with their respective material obligations under the Mortgage Loan Documents. To Seller's best knowledge, the Lenders under the Mortgage Loan Documents and the borrower and lender under the MUSRI Loan Documents each are in compliance with all of their respective material obligations thereunder.

                  (o) NO VIOLATION. Except for consent requirements under the Partnership Agreements and the Mortgage Loan Documents, none of the execution, delivery or performance of this Agreement by Seller does or will, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of Seller or the Partnerships or any other agreement to which Seller or the Partnerships is a party or by which they are bound, or (B) any terms or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seller or the Partnerships or any agreement to which Seller or the Partnerships is a party or by which they or their assets are bound; or (ii) result in the creation of any Lien or other encumbrance upon the Partnership Interests, the assets or properties of Seller or the Partnerships, except as created by this Agreement.

                  (p)  PARTNERSHIPS:

                  (i) ORGANIZATION; AUTHORITY. Each Partnership is a general partnership duly formed and existing under the laws of the jurisdiction of its formation.

                  (ii) OWNERSHIP OF THE PARTNERSHIP INTERESTS. The Partnership
            Interests constitute Seller's entire and only ownership interest in the Partnerships. Seller is the legal and beneficial owner of the Partnership Interests free and clear of all mortgages, liens, options, rights of first refusal, claims, encumbrances and other security arrangements or restrictions of any kind. Seller has not granted any outstanding rights to purchase the Partnership Interests and Seller is not a party to any agreement, arrangement or understanding restricting or otherwise relating to the transfer or voting of the Partnership Interests, except for agreements in the Partnership Agreements and the Mortgage Loan Documents.

                  (iii) ABSENCE OF UNDISCLOSED LIABILITIES AND CONTRACTUAL
            OBLIGATIONS. Except for liabilities disclosed in the Partnership Financial Statements or arising in the ordinary course of business since the date of the Partnership Financial Statements, the Partnerships have no material undisclosed liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by GAAP, under circumstances whereby any such liabilities could or would following the Effective Date hereof remain with such Partnership and that would have, individually or in the aggregate, a material adverse effect upon such Partnership, except for the Leases, the Temple Loan, the MUSRI Loan, the Reciprocal Easement Agreements, the Contracts, and/or the Specialty License Agreements and any other disclosed liabilities.

                  (iv)  [Intentionally omitted]

                  (v) LITIGATION. Except as disclosed in EXHIBIT 9.1(p)(v),
            there are no actions, suits, proceedings, judgments, orders, decrees or investigations pending, or, to the Seller's best knowledge, threatened in writing before any court, governmental unit or any arbitrator with respect to any of the Partnerships or their assets that, if adversely determined, could adversely affect the Partnerships, the Partnership Interests, or the purchase of the Partnership Interests by Purchaser.

                  (vi) TRANSFER TAXES. To Seller's knowledge, there are no
            transfer taxes payable, accruing or otherwise arising out of the transfer of the Partnership Interests to the Purchaser.

                  (q) TAXES. There are no pending real estate tax challenges, complaints or actions with respect to real estate or personal property taxes or assessments for any of the

Malls except as set forth on EXHIBIT 9.1(q) attached hereto. To Seller's knowledge there are no outstanding or unpaid federal, state or local taxes or tax assessments that relate to the Property which are delinquent against any Owner that could become a lien against any of the Property.

                  (r) LAWS. Except as disclosed in EXHIBIT 9.1(r), to Seller's knowledge, the buildings and improvements located upon the Malls and the current use and operation thereof are in material compliance with all Laws, and, to Seller's knowledge, the buildings and improvements located upon the Malls are in material compliance with all covenants, conditions, or restrictions affecting the Malls. Seller has not received written notice alleging any violation of applicable zoning or subdivision laws, and Seller has not applied for and has not received written notice of any application for rezoning or other change in applicable land use laws, ordinances or resolutions that could adversely affect the use, operation or enjoyment of any Mall. There are no agreements between an Owner and any governmental authorities, agencies, utilities or quasi-governmental entities that affect the Malls, except those agreements that are identified in the Title Commitment, disclosed by the Survey or described in
EXHIBIT 9.1(r).

                  (s) UTILITIES. To Seller's knowledge, all utility services, water supply, storm and sanitary sewer facilities, telephone lines and fire protection facilities required by law or for the normal operation of the Malls are (i) available at the property lines of the Real Property from public rights-of-way, (ii) connected to the Malls with valid permits, and (iii) in good working order and repair.

                  (t) FINANCIAL STATEMENTS. The Financial Statements, the Rent Roll and the Updated Rent Roll furnished to Purchaser in connection with or pursuant to this Agreement (i) accurately reflect the financial condition of the Malls or Seller, as the case may be, as of the date thereof, (ii) were prepared on behalf of Seller in accordance with GAAP and in the ordinary course of business, (iii) the Financial Statements do not fail to state any material liability contingent or otherwise, the omission of which would be misleading or material in nature as of the Closing Date and (iv) there have been no material adverse changes in the financial condition of the Property or Seller from that shown in the Interim Financial Statements.

                  (u) ENVIRONMENTAL. Except as disclosed to Purchaser in those certain environmental reports listed on EXHIBIT 9.1(u): (i) to Sellers' knowledge, no underground storage tanks have ever been or are located in any part of the Property; (ii) other than standard office and janitorial supplies and pesticides used in landscaping, all of which are stored at the Malls by Seller only in such amounts as are customary for such uses, to Seller's knowledge, no Hazardous Substances have been introduced by Seller or are present at the Malls; (iii) to Seller's knowledge, the Property has been used in compliance with all environmental laws and requirements imposed by any applicable governmental authority and Owner has not brought onto the Malls any Hazardous Substance; (iv) to Seller's knowledge there are no lawsuits or other proceedings initiated by any governmental agency or any other entity regarding the environmental condition of the Malls or the presence or disposal of Hazardous Substances at the Malls and neither Seller, any Owner nor, to Seller's best knowledge, any Tenant of a Mall has received any written notice of violation issued pursuant to any Law pertaining to environmental conditions with respect to a Mall or any use or condition thereof.

                  (v) EMPLOYEE BENEFITS. Attached hereto as EXHIBIT 9.1(v) is an Employee Benefits List that identifies each Benefit Plan. Except as identified in the Employee Benefit List, none of the Benefit Plans is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA. All of the Benefit Plans and related trusts, if any, are in form and have been administered in substantial compliance with all Laws, including, without limitation, ERISA, the Code and COBRA. Except as described in the Employee Benefits List, Seller and its Affiliates are not obligated to pay any additional amounts to or pursuant to any Benefit Plan or related trust. No employees of Seller or MRML participate in any "multiemployer pension plan" within the meaning of the Multiemployer Pension Plan Amendment Act of 1980, as amended, and Seller and MRML do not have any liability under ERISA for any complete or partial withdrawal from any such multiemployer plan. None of the Property is currently subject to any lien or pledge as security, whether perfected or unperfected, in favor of the PBGC, the Internal Revenue Service, or any Benefit Plan arising under Title IV of ERISA, Section 306 of ERISA, or
Section 412 of the Code, and to Seller's best knowledge, no facts or circumstances exist which would subject the Property to any such lien or pledge in the future. The consummation of the transactions contemplated by this Agreement do not present a material risk to Seller or MRML of incurring a liability under such Title IV other than liability for premiums due the PBGC. Except as described on the Employee Benefits List, no Benefit Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to Employees beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA or (iii) benefits the full cost of which is borne by the Employee (or his or her beneficiary)). Except as described on the Employee Benefits List, the consummation of the transaction contemplated by this Agreement will not (i) entitle any Employee to severance pay, unemployment compensation, or any other payment, benefit, or award, or (ii) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award, or compensation due any Employee. No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for Seller or MRML. Seller will make available to Purchaser as part of the Mall Information true and correct copies of, and included in EXHIBIT 9.1(v) is a listing of, all of the Employee Benefit Plans, the most recent determination letters from the Internal Revenue Service with respect thereto, the most recent annual reports (Form 5500 and the schedules thereto), the most recent summary plan descriptions and the most recent actuarial valuations, if any.

                  (w) EMPLOYEES. EXHIBIT 9.1(w) contains a complete and correct list of the names of all of the current Employees (including Employees on authorized leaves of absences), including their titles and their date of hire, and Seller has delivered to Purchaser's general counsel a certificate stating their salaries or hourly compensation and any bonuses received or granted in the last twelve (12) months. None of such Employees has a contract of employment for a definite term. There are no collective bargaining agreements or other agreements or arrangements of any kind with, or recognition of, a union or employee association of any kind with respect to any of the Employees. There are no government contracts or subcontracts to which Seller or any Seller Affiliate is subject that impose affirmative action obligations upon Seller or any Seller Affiliate with respect to employment practices. With respect to any Employee, there are: (i) no actions at law, suits in equity, administrative claims, charges or complaints or investigations, pending or to Seller's knowledge threatened, against Seller, any Seller Affiliate or MRML arising under any laws governing employment, the employer employee relationship, the terms and conditions of employment or employment practices; (ii) no matters, including but not limited to investigations, hearings or appeals, involving Seller, any Seller Affiliate or MRML are pending or to Seller's knowledge threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the United

States Department of Labor or any state or federal agency charged with responsibility for labor or civil rights standards or violations; (iii) no citations, fines or penalties heretofore have been asserted or are pending against Seller or MRML relating to health and safety in its work places and to Seller's knowledge none is threatened; and (iv) no matters involving Seller, any Seller Affiliate or MRML are currently before any arbitrator, mediator or conciliator in respect to the employer employee relationship or any of its employees or former employees, except as set forth on EXHIBIT 9.1(w) hereto.

                  (x) DOCUMENTS. To Seller's knowledge, all of the documents and Mall Information that have been delivered or made available to Purchaser by or on behalf of Seller, (a) are true, correct and complete copies of what they purport to be and (b) have not been modified, except as set forth therein.

                  (y)  [Intentionally omitted]

                  (z) ALL ASSETS. The Property constitutes all of the assets used by Owner to operate its Mall in the manner in which it is currently being operated.

                  9.2 SELLER'S KNOWLEDGE DEFINED. Whenever the terms "Seller's knowledge," "Seller's best knowledge" or terms of similar import are used in this Agreement, they shall mean (a) the actual knowledge of Michael Rulli, the Senior Vice President of Seller; Robert Lee, the Vice President, Property Operations; Brian Peters, Regional Manager; Earl Dorsett, Regional Manager; and Michael Ponds, Corporate Facilities Manager; whom Seller represents and warrants are individuals who have the requisite knowledge regarding the condition, management, leasing and operation of the Malls, after making an independent, diligent investigation of all matters that are the subject of the representations and warranties made by Seller in this Agreement. In order to meet the criteria of an independent, diligent investigation as of the Effective Date, the named individuals shall review all necessary or appropriate files, and review and discuss the contents of all of Seller's representations and warranties with appropriate officers and employees of Seller (but without any obligation to hire any third party experts or consultants). In order to meet the criteria of an independent, diligent investigation as of the Closing Date, the named individuals shall review and discuss the contents of all of Seller's representations and warranties with the persons described in the immediately preceding sentence and property managers and Mall managers not more than five
(5) days before the Closing Date, and shall perform such additional and follow-up inspections and inquiries as they deem reasonably necessary.

                  9.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser makes the following representations and warranties for the benefit of Seller with the understanding that such representations and warranties are material and are being relied upon by Seller in entering into this Agreement.

                  (a) PURCHASER'S AUTHORITY. Purchaser has been duly formed, is validly existing and is in good standing (to the extent applicable), and Purchaser has the full right and authority and has obtained any and all corporate consents required to enter into this Agreement, consummate or cause to be consummated the purchase and accept the transfers and assignments contemplated herein; the persons signing this Agreement on behalf of Purchaser are authorized to do so; and this Agreement and all of the documents to be delivered by Purchaser at the

Closing have been or will be authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

                  (b) PENDING ACTIONS. There is no action or proceeding pending against Purchaser, and to Purchaser's knowledge, there are no actions or proceedings threatened against Purchaser which, if determined adversely to Purchaser, would have a material adverse affect on Purchaser or Purchaser's ability to consummate the transactions contemplated under the terms of this Agreement.

                  (c) NO VIOLATION. None of the execution, delivery or performance of this Agreement by Purchaser does or will violate, conflict with or constitute a default under any term or condition of (i) the organizational documents of Purchaser or any other agreement to which Purchaser is a party or by which they are bound, or (ii) any terms or provisions of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Purchaser or any agreement to which Purchaser is a party or by which they or their assets are bound.

                  (d) CLOSING FUNDS. Purchaser has available sufficient funds or financing commitments, in combination with the Equity Funds, to close the transaction contemplated in this Agreement, or will arrange for sufficient funds on or prior to the Closing Date, so as to permit the Closing of this transaction. Purchaser acknowledges that Purchaser's obligation to close this transaction is not contingent upon Purchaser obtaining such financing.

                  9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Seller and Purchaser in this Agreement shall be deemed to be remade as of the Closing Date and shall survive the Closing for a period of eighteen (18) months after the Closing Date, and there shall be no liability for breach of any representation or warranty in this Agreement unless written notice of a claim specifying in reasonable detail the claimed breach is delivered to the other party within such eighteen (18)-month period. The foregoing limitations shall not apply to the warranties and covenants as to title and ownership set forth in the limited or special warranty deeds or bills of sale relating to any of the Real Property, the Personalty or the Other Assets.


                                   ARTICLE 10
                      DAMAGE OR DESTRUCTION - CONDEMNATION

                   10.1 NOTICE. (a) In the event of any damage to or destruction or condemnation of any Mall or any portion thereof prior to Closing that Seller reasonably believes would require repairs at a cost in excess of Fifty Thousand Dollars ($50,000.00), Seller shall send written notice to Purchaser of such occurrence within five (5) days after the date of such occurrence (the "DAMAGE NOTICE"). Not later than fifteen (15) days after Seller's delivery to Purchaser of the Damage Notice, Purchaser shall determine, and shall notify Seller in writing, whether a Material Part of the Mall has been damaged, or whether such taking or threatened taking has affected or will affect a Material Part of the Mall. For purposes of this Article 10, Purchaser may determine that a "Material Part" of the Mall has been damaged or taken if:

                  (i) An Anchor Store would have the right to terminate any Reciprocal Easement Agreement or its Lease, as applicable, as a result thereof;

                  (ii) Tenants occupying an aggregate twenty percent (20%) or more of the total net rentable area of the Mall not occupied by an Anchor Tenant would have the right to terminate their Leases as a result thereof; or

                  (iii) The estimated cost of repairing the damage (whether or not insured), or restoring the Mall after the taking, will in Purchaser's reasonable judgment equal or exceed One Million Dollars ($1,000,000.00).

                  (b) If Purchaser determines that a Material Part of the Mall has been damaged, or that a Material Part of the Mall has been or will be affected by the taking or threatened taking, Purchaser may elect, by written notice delivered to Seller within fifteen (15) days after giving Seller notice of such determination, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser, or to terminate this Agreement as to the Mall only (or as to the applicable Partnership Interest, as the case may be), with the Purchase Price reduced by the Purchase Price Allocation applicable to the affected Mall or Partnership Interest.
If Purchaser does not so terminate, then:

                  (i) In the case of damage to a Material Part of a Seller-Owned
            Mall, Seller shall (A) deliver to Purchaser at Closing all insurance proceeds received on account of such damage, (B) assign to Purchaser at Closing its right to recover under any insurance policies covering such damage and (C) pay to Purchaser by credit to the Purchase Price at Closing the amount of the deductible, if any; provided, however, that the foregoing assignment of insurance policy rights and proceeds shall not include those relating to business interruption loss for the period prior to the Closing;

                  (ii) In the case of a threatened or actual taking of a
            Material Part of a Seller-Owned Mall, Seller shall (A) deliver to Purchaser at Closing all condemnation awards and other proceeds received in connection with the taking and (B) assign to Purchaser at Closing Seller's entire right, title and interest in all awards and other proceeds connected with the taking; and

                  (iii) In the case of damage to or threatened or actual taking of a material part of Temple or Alexandria, the Partnership shall continue to own all rights to or under insurance policies or condemnation on awards on proceeds.

                  10.2 NON-MATERIAL DAMAGE. If any Mall suffers damage to other than a Material Part, the Closing Date shall not be extended, and, in the case of a Seller-Owned Mall, Seller shall (A) deliver to Purchaser at Closing all insurance or condemnation proceeds received on account of such damage or taking (other than those relating to business interruption loss for the period prior to the Closing) and (B) assign to Purchaser at Closing Seller's right to recover under any insurance policies covering such damage and (C) shall pay to Purchaser by credit to the Purchase Price at Closing the amount of the deductible, if any. The provisions of

Section 10.1(b)(iii) shall apply to any damage to other than a Material Part of Temple Mall or Alexandria Mall.

                  10.3 LOSS ADJUSTMENTS. The Closing Date shall be extended as necessary to permit Purchaser and Seller to exercise their rights within the time periods set forth in this Article 10. In connection with any claim with respect to insurance or condemnation proceeds pursuant to this Article 10, Seller shall not settle or approve settlement of any claim after expiration of the Inspection Period without Purchaser's prior written consent which consent shall not be unreasonably withheld and Purchaser and Seller shall fully cooperate with each other in prosecuting diligently the recovery of any such claim(s). To the extent necessary, Purchaser shall give Seller reasonable access after the Closing to the Mall and any records pertaining to the damaged or condemned Mall. The provisions of this Section 10.3 shall survive the Closing.


                                   ARTICLE 11
                              CONDITIONS TO CLOSING

                  11.1 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to the satisfaction on or prior to the Closing Date of the conditions set forth in this Section 11.1. Each condition is solely for the benefit of Seller and may be waived in whole or in part by Seller in its sole discretion by written notice to Purchaser:

                  (a) Purchaser's representations and warranties made in this Agreement are true on the Closing Date in all material respects as though such representations and warranties were made on the Closing Date, subject to factual modifications due to third-party events (such as, for example, filing of a lawsuit by third-party) which do not have a material adverse effect.

                  (b) Purchaser has performed and complied with all of its obligations under this Agreement that are to be performed or complied with by Purchaser prior to or on the Closing Date.

                  (c) Seller shall have received all third-party consents and approvals, if any, required to permit the Closing.

                  (d) Neither Purchaser or Seller, as applicable, have terminated this Agreement pursuant to any right of termination set forth herein.

                  (e) Purchaser has delivered the Purchaser Closing Documents and the balance of the Purchase Price.

                  (f) On or prior to the Closing Date, (i) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless the same shall not have admitted in writing an inability to pay its debts as they mature,
      (ii) Purchaser shall not have admitted in writing an inability to pay its debts as they mature, (iii) Purchaser shall not have made a general assignment for the benefit of creditors, (iv) Purchaser shall not have been adjudicated bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser, or (v) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, cancelled or terminated prior to the Closing Date.

                  11.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the conditions set forth in this Section 11.2. Each condition is solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser in its sole discretion by written notice to Seller:

                  (a) Seller's representations and warranties made in this Agreement are true on the Closing Date in all material respects as though such representations and warranties were made on the Closing Date, subject to factual modifications due to third-party events (such as, for example, filing of a lawsuit by a third party or receipt of a notice of default from a Tenant) which do not have a material adverse effect.

                  (b) Seller has performed and complied with all of its obligations under this Agreement that are to be performed or complied with by Seller prior to or on the Closing Date.

                  (c) Purchaser shall have received copies of the consent of the Lenders, the Partnership Consents and any other consents set forth in
      EXHIBIT 9.1(m) required in Section 9.1(m).

                  (d) Neither Purchaser nor Seller, as the case may be, shall have terminated this Agreement pursuant to any right of termination set forth herein.

                  (e)  Seller shall have delivered the Seller Closing Documents.

                  (f) On or prior to the Closing Date, (i) Seller shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless the same shall have been discharged prior to the Closing Date, (ii) Seller shall not have admitted in writing an inability to pay its debts as they mature, (iii) Seller shall not have made a general assignment for the benefit of creditors, (iv) Seller shall not have been adjudicated bankrupt or insolvent, or had a petition for reorganization granted with respect to Seller, or (v) Seller shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, cancelled or terminated prior to the Closing Date.


                                   ARTICLE 12
                                     DEFAULT

                  12.1 SELLER'S DEFAULT. If Seller shall fail to perform any of its obligations hereunder, and if such failure is not cured within ten (10) days after written notice to Seller specifying such failure, Purchaser shall have the right to elect either to (a) proceed to Closing without any reduction or abatement of the Purchase Price and without any claim against Seller with respect to such failure, (b) seek specific performance of Seller's obligations under this Agreement, or (c) terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser, and Purchaser shall have the right to bring an action for actual Damages against Seller; provided, however, in any action by Purchaser against Seller for actual Damages due to Seller's failure to close this transaction, Purchaser's right of recovery shall be limited to an amount equal to Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), and in no event shall Purchaser be entitled to collect Damages from Seller in excess of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

                  12.2 PURCHASER'S DEFAULT. If Purchaser shall default in the performance of any of its obligations hereunder including, without limitation, Purchaser's failure to close due to insufficient funds, and if such default is not cured within ten (10) days after written notice to Purchaser specifying such default, Seller shall have the right at its election either to (a) waive such default and proceed to Closing notwithstanding such default by Purchaser, or (b) terminate this Agreement in which event the Deposit shall be promptly paid to Seller as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights and remedies that Seller may have hereunder or at law or in equity.


                  12.3 LIQUIDATED DAMAGES. Purchaser and Seller acknowledge that, in the event that Purchaser shall fail or default in its obligation to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods, Seller will suffer damages. The exact amount of such damages are and will be difficult to ascertain with certainty, and, accordingly, Purchaser and Seller agree that the Deposit shall constitute liquidated damages for Purchaser's default in its obligations to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods. Notwithstanding that Seller's actual damages would be uncertain and difficult to ascertain, Purchaser and Seller agree that the Deposit is reasonable and bears a relationship to the damages that Seller might sustain in the event of Purchaser's default under this Agreement. Purchaser and Seller agree that the Deposit is not intended to be, and in no event should be construed to be, a penalty, but is intended as fixed damages agreed to by the parties as settlement of damages in advance. Seller hereby agrees that its receipt of the Deposit in the event of Purchaser's failure or default in its obligation to close under this Agreement is the sole and exclusive right or remedy that Seller has, or may be entitled to exercise or pursue, against Purchaser, whether at law or in equity, as to such failure or default.

                  12.4 CLOSING IS A WAIVER. (a) In the event that Closing shall actually occur, then the occurrence of such Closing shall be deemed a complete waiver by Purchaser of all of its rights to make any claim for Seller's failure to perform any of its obligations under this Agreement required to be performed prior to or on the Closing Date; provided, however, that such waiver shall not apply to or affect Seller's liability with respect to any breach of Seller's representations and warranties made as of the Closing Date contained in this Agreement or of any obligations or covenants to be performed by Seller following the Closing Date or that expressly survive the Closing ("SELLER'S POST-CLOSING COVENANTS").

                  (b) In the event that Closing shall actually occur, then the occurrence of such Closing shall be deemed a complete waiver by Seller of all of its rights to make any claim for Purchaser's failure to perform any of its obligations under this Agreement required to be performed prior to or on the Closing Date; provided, however, that such waiver shall not affect Purchaser's liability with respect to any breach of Purchaser's representations and warranties made as of the Closing Date contained in this Agreement or of any obligations or covenants to be performed by Purchaser following the Closing Date or that expressly survive the Closing ("PURCHASER'S POST-CLOSING COVENANTS").


                                   ARTICLE 13
                              BROKERAGE COMMISSIONS

                   Seller and Purchaser represent and warrant, each to the other, that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than the Broker and no other person initiated or participated in the negotiation of this Agreement or showed the Property to Purchaser, and to the knowledge of Seller and Purchaser, except for Seller's obligation to the Broker, there are no real estate brokerage commissions, finder's fees, or other similar fees due any person or entity on account of or as a result of this transaction, except as set forth herein. Seller and Purchaser each agree to indemnify, defend and hold the other harmless from and against any loss, cost, liability or expense suffered or incurred by the other party as a result of a claim or claims for brokerage commissions, finder's fees or other similar fees from any party or firm that is based on the act or omission of the party in breach of the above warranty. Seller shall pay all commissions, finder's fees or other similar expenses or fees of the Broker.


                                   ARTICLE 14
                                     NOTICES

                   14.1 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be deemed to be delivered (a) upon personal delivery to and receipt by the person to whom delivered (including without limitation delivery to and/or receipt by telecopy), or (b) four (4) days after deposit in United States registered or certified mail, return receipt requested, or (c) one (1) Business Day after deposit with a nationally recognized overnight express courier for next day delivery, in each case, addressed to the parties at their respective addresses or telecopy numbers (as applicable) set forth below:

                If to Purchaser: First Union Real Estate Equity and Mortgage
                                  Investments
                                 55 Public Square
                                 Suite 1900
                                 Cleveland, Ohio  44113
                                 Attention:  Paul F. Levin
                                 Telecopy No.: (216) 781-7364

                with a copy to:  Thompson Hine & Flory P.L.L.
                                 3900 Society Center
                                 127 Public Square
                                 Cleveland, Ohio  44114-1216
                                 Attention:  Linda A. Striefsky, Esq.
                                 Telecopy No.: (216) 566-5800

                If to Seller:    Marathon U.S. Realties, Inc.
                                 One Galleria Tower
                                 13355 Noel Road
                                 Suite 1200
                                 Dallas, Texas  75240-6678
                                 Attention: Michael E. Rulli
                                 Telecopy No.: (214) 448-2070

                with a copy to:  Marathon Realty Company Limited
                                 200 Wellington Street West
                                 Suite 400
                                 Toronto, Ontario M5V 3C7
                                 Canada
                                 Attention: John E. Beales
                                 Telecopy No.: (416) 348-1902

                with a copy to:  Neal, Gerber & Eisenberg
                                 Two N. LaSalle Street
                                 21st Floor
                                 Chicago, Illinois 60602
                                 Attention: Reuben C. Warshawsky
                                 Telecopy No.: (312) 269-1747

                  14.2 CHANGE OF ADDRESS. A party may change its address and telecopy number for receipt of notices by service of a notice of such change in accordance herewith.

                                   ARTICLE 15
                                 INDEMNIFICATION

                  15.1 PURCHASER INDEMNIFICATION. Purchaser hereby indemnifies and agrees to hold harmless and defend Seller and each Seller Indemnitee from and against all Damages imposed upon, suffered or incurred by Seller or any Seller Indemnitee, (a) by reason of claims made by any Lender, Tenants under the Leases, or other Parties under the Reciprocal Easement Agreements or Specialty License Agreements or under those Contracts assigned to Purchaser, or by any Partner or other party with respect to the Partnership Interests, or arising under the Partnership Agreement or against the Partnership, that relate to any actions or events first occurring, or obligations first accruing, on or after the Closing Date; (b) by reason of an event or accident occurring at any time on or after the Closing Date relating to the Property, except in each case those obligations of Seller under this Agreement or the Seller Closing Documents that expressly survive the Closing and those claims that constitute a breach of warranties or representations of Seller hereunder or under any of the Seller Closing Documents; (c) the breach of any representation or warranty made by Purchaser under this Agreement; or (d) the failure by Purchaser to perform any of Purchaser's Post-Closing Covenants.

                  15.2 SELLER INDEMNIFICATION. Seller hereby indemnifies and agrees to hold harmless and defend Purchaser and each Purchaser Indemnitee from and against all Damages imposed upon, suffered or incurred by Purchaser or any Purchaser Indemnitee, (a) by reason of claims made by any Lender under the Mortgages, Tenants under the Leases, or other Parties under the Reciprocal Easement Agreements or the Specialty License Agreements or under those Contracts assigned to Purchaser, or by any Partner or other party with respect to the Partnership Interests, or arising under the Partnership Agreements or against the Partnership, that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date; (b) by reason of an event or accident occurring, at any time prior to the Closing Date relating to the Malls, except in each case those obligations of Purchaser under this Agreement or Purchaser Closing Documents that expressly survive the Closing and those claims that constitute a breach of warranties or representations of Purchaser hereunder or under any of the Purchaser Closing Documents; (c) the breach of any representation or warranty made by Seller under this Agreement; or (d) the failure by Seller to perform any of Seller's Post-Closing Covenants.

                  15.3  INDEMNIFICATION PROCEDURE.

                  (a) The indemnified party (the "INDEMNIFIED PARTY") shall give the indemnifying party (the "INDEMNIFYING PARTY") prompt notice of any Damages incurred (or likely to be incurred) by the Indemnified Party with respect to any claim or assertion of claims by a third party ("THIRD PARTY CLAIM") for which indemnification is available hereunder and the Indemnifying Party may (i) prior to the commencement of any proceedings in connection with such Damages, undertake the negotiation of any resolution of the dispute relating to such Damages, including without limitation any settlement, release or remediation (subject to Section 15.3(c)) or (ii) undertake the defense of any proceeding (including any alternative dispute resolution proceeding) regarding such Damages by selecting legal counsel who shall be reasonably acceptable to the Indemnified Party.

                  (b) Provided the Indemnifying Party shall have undertaken the Indemnified Party's defense of a Third Party Claim with legal counsel reasonably acceptable to the Indemnified Party, and shall have so notified the Indemnified Party, the Indemnified Party shall be entitled to participate at its own expense in the aforesaid negotiation or defense of any claim relating to such Damages (subject to reimbursement to the limited extent provided in Section 15.3(e)), but such negotiations or defense shall be controlled by counsel to the Indemnifying Party.

                  (c) The Indemnifying Party shall not be liable for payments relating to the resolution of any dispute or any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the Indemnified Party's written consent, resolve any dispute or settle or compromise any claim regarding Damages from a Third Party Claim or consent to entry of any judgment which would impose an injunction or other equitable relief upon the Indemnified Party or which does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of any such Damages.

                  (d) Each party hereto agrees to give the other party prompt notice of any Damages (or possible Damages) asserted against it which might be Damages for which indemnity could be sought against the other party, but the failure to give such notice shall not release the Indemnifying Party of its obligations under this Section 15.3, expect to the extent of the actual harm suffered thereby.

                  (e) In the event the Indemnifying Party fails to timely undertake negotiation of any dispute or defend, contest or otherwise protect against any claim or suit with respect to a Third Party Claim, and to so notify the Indemnified Party, the Indemnified Party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including reasonable attorneys' and experts' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party undertakes negotiation of any dispute and the defense of such matter in accordance with and subject to the above terms of this Section 15.3, the Indemnified Party shall not be entitled to recover from the Indemnifying Party for its costs incurred thereafter in connection therewith other than the reasonable costs of investigation undertaken by the Indemnified Party and reasonable costs of providing assistance. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the negotiation of any dispute and the defense of the matter subject to indemnification and the Indemnifying Party shall reimburse the Indemnified Party's reasonable costs incurred thereafter in connection with such cooperation and assistance.


                                   ARTICLE 16
                                  MISCELLANEOUS

                  16.1 PARTIES BOUND. Subject to the provisions of Section 16.10 of this Agreement, all provisions hereof, including, without limitations, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns and beneficiaries of the parties hereto.

                  16.2 HEADINGS; EXHIBITS. The headings of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. All Schedules and Exhibits annexed hereto are made a part hereof. All terms defined herein shall have the same meanings in the Schedules and Exhibits, except as otherwise provided therein.

                  16.3 INVALIDITY. If any term, provision or condition of this Agreement is found to be or is rendered invalid or unenforceable, it shall not affect the remaining terms, provisions and conditions of this Agreement, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  16.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of the State of Texas.

                  16.5 NO THIRD PARTY BENEFICIARY. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary under any statutes, laws, codes, ordinances, rules, regulations, orders, decrees or otherwise.

                  16.6 ENTIRETY AND AMENDMENTS. This Agreement contains the entire agreement among the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent and understandings (whether written or oral) relating to the subject matter of this Agreement, including, without limitation, that certain letter of intent dated May 14, 1996 from Purchaser to Seller. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. This Agreement has been drafted through a joint effort of the parties and, therefore, shall not be construed in favor of or against either of the parties, but shall be construed in accordance with its fair meaning.

                  16.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

                  16.8 EXTENSION OF PERFORMANCE. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or legal holiday in the state of Texas, such time for performance shall be extended to the next Business Day. Otherwise, unless a provision of this Agreement specifically refers to Business Days, all references in this Agreement to days shall mean calendar days.

                  16.9 TIME. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

                  16.10 ASSIGNMENT. The rights and obligations of either party under this Agreement may be assigned by either party to an Affiliate of such party without the prior consent of, but with written notice to, the other party, provided that (a) such Affiliate assumes the obligations of the assigning party,
(b) no such assignment will release the assigning party from any of its obligations or liabilities under this Agreement, (c) such assignment shall not delay the Closing, and (d) such assignment shall not require the non-assigning party to obtain any additional or revised third party consents, certificates or approvals. Except as provided in this Section , this Agreement may not be assigned by either Seller or Purchaser without the prior written consent of the other party.

                  16.11 CONFIDENTIALITY. The Confidential Information shall be treated as confidential, and shall be maintained confidential, by the other party and its employees, agents, contractors, attorneys, representatives and such other parties as are reasonably deemed necessary by Seller or Purchaser, any such disclosure to non-parties in all events to be subject to this confidentiality provision, except as required by S.E.C. or NYSE regulations. Each party agrees to use such Confidential Information only for the purpose of this transaction, and for no other purpose. Seller acknowledges that possession of Confidential Information relating to Purchaser may impose upon it and all others to whom such Confidential Information is disclosed the status of "Insider" as defined under the securities law of the United States, with respect to securities of Purchaser governed by such laws, and Seller and such others shall not engage in any transactions in such securities during the term of this Agreement, nor thereafter, for a period of three (3) years from the Effective Date.

                  16.12 TRUSTEE APPROVAL. Purchaser's obligations hereunder are specifically contingent upon approval by Purchaser's Board of Trustees by no later than the expiration of the Inspection Period.

                  16.13 NO SOLICITATION. From the Effective Date until the Closing Date or the earlier termination of this Agreement, neither Seller nor its officers, directors, employees and agents shall directly or indirectly, (a) take any action to solicit or entertain any Acquisition Proposal (as defined below), (b) disclose any nonpublic information relating to the Property and designed to facilitate the sale of the Property or afford access to the Property, books or records of the Seller to any Person (other than Purchaser) in connection with soliciting or entertaining an Acquisition Proposal, or (c) engage or participate in negotiations or enter into agreements with any Person (other than Purchaser) with respect to an Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for (i) a business combination involving the Seller and any Person (other than Purchaser) or (ii) an acquisition by any Person (other than Purchaser) of any of the Properties, in one or more transactions.

                  16.14 LIMIT OF TRUSTEES' LIABILITY. Notwithstanding anything contained herein to the contrary, this Agreement is made and executed on behalf of First Union Real Estate Equity and Mortgage Investments, a business trust organized under the laws of the State of Ohio, by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of Purchaser shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of Purchaser for satisfaction of any Damages of any nature in connection with this Agreement.

                  16.15 EXHIBITS. The parties acknowledge that Seller's intent is to sell and Purchaser's intent is to purchase the Property, but that (i) the various exhibits setting forth the form of Closing Documents (excluding, for purposes of this Section 16.15, any exhibits to be attached to Closing Documents, such as legal descriptions) are subject to further review and proposed modification by Seller and Purchaser during the ten (10)-day period commencing on the Effective Date, provided that any such proposed modifications must be acceptable to Seller and Purchaser, (ii) the other exhibits hereto are subject to further review and modification by Seller during the ten (10)-day period commencing on the Effective Date and (iii) such other exhibits hereto are subject to further review by Purchaser, including, without limitation, as a part of Purchaser's due diligence during the Inspection Period. Seller shall deliver to Purchaser not later than the tenth (10th) day after the Effective Date any modifications made by Seller to such other exhibits hereto, whereupon such modifications shall be deemed to have been made as of the Effective Date for purposes of Seller's representations and warranties hereunder.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:                             PURCHASER:

MARATHON U.S. REALTIES, INC.,       FIRST UNION REAL ESTATE EQUITY
a Delaware corporation              AND MORTGAGE INVESTMENTS, an Ohio
                                    business trust


By:___________________________      By:_________________________________________
Name:  John E. Beales               Name:  James C. Mastandrea
Title:  Vice President              Title: President and Chief Executive Officer

                                    By:_________________________________________
                                    Name:  Steven M. Edelman
                                    Title: Executive Vice President and
                                           Chief Investment Officer

JOINDER:

                  The undersigned, as owner of the Villa Linda Mall, hereby joins in the execution of this Agreement in order to bind itself to the terms and provisions of this Agreement that relate to the undersigned and/or the Villa Linda Mall and hereby confirms all representations, warranties and covenants contained in this Agreement with respect to Villa Linda Mall.

                                CENTRIXX REALTY HOLDINGS LIMITED

                                 By:____________________________________________
                                 Name:  John E. Beales
                                 Title:  Vice President

                                LIST OF EXHIBITS

A -   Legal Description of Real Property and Non-Anchor Rented Area of Each Mall

      A1 -  Alexandria Mall
      A2 -  Brazos Mall
      A3 -  Killeen Mall
      A4 -  Mesilla Valley Mall
      A5 -  Park Plaza
      A6 -  Pecanland
      A7 -  Shawnee Mall
      A8 -  Temple Mall
      A9 -  Villa Linda Mall

B            -Schedule of Purchase Price Allocations
C            -Rent Roll by Mall
D            -Schedule of Tradenames, Servicemarkers, etc.
2.3          -Form of Escrow Agreement
3.2          -Loan Balances
3.4(b)       -Form of Shareholder Agreement
6.2(c)       -Form of Limited or Special Warranty Deeds
6.2(d)       -Form of Bill of Sale
6.2(e)       -Form of Assignment of Partnership Interests
6.2(f)       -Form of Assignment of Leases
6.2(g)       -Form of Assignment of Contracts
6.2(h)       -Form of Assignment of Reciprocal Easement Agreements
6.2(i)       -Form of Mortgage Loan Assignment and Assumption Agreement
6.2(j)(i)    -Form of Lease Estoppel Certificate
6.2(j)(ii)   -Form of Seller Estoppel Certificate
6.2(j)(iii)  -Form of REA Estoppel Certificate
6.2(j)(iv)   -Form of Lender Estoppel Certificate
6.2(j)(v)    -Form of Partnership Estoppel Certificate
6.2(q)       -Form of Assignment of Office Leases and Equipment
8.3          -Schedule of Insurance Policies
8.4          -FUMI Employee Agreement
9.1(b)       -Schedule of (i) Defaults under Contracts and (ii) Contracts Not
              Terminable on 30 Days' Notice

9.1(c)       -Schedule of Defaults under Leases
9.1(c)(i)    -List of Anchor Stores

9.1(e)       -Schedule of Personal Property and Other Assets

9.1(f)       -Schedule of Office and Equipment Leases

9.1(h)       -Schedule of Pending Litigation

9.1(i)    -Schedule of Condemnation Disclosures

9.1(j)    -Schedule of Mall Defects

9.1(m)    -Schedule of Required Consents

9.1(n)    -Schedule of Mortgage Loan Documents and MUSRI Loan Documents [with outstanding principal balances]

9.1(p)(v) -Schedule of Partnership Litigation

9.1(q)    -Pending Real Estate Tax Challenges, Complaints or Actions

9.1(r)    -Schedule of Government Agreements

9.1(u)    -Schedule of Environmental Reports

9.1(v)    -Employee Benefits List

9.1(w)    -List of Employees

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

                           THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (the
"Amendment"), made and entered into as of the 12th day of August, 1996 (the "Amendment Effective Date"), by and between MARATHON U.S. REALTIES, INC., a Delaware corporation, and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust ("Purchaser").

                              W I T N E S S E T H:

                           WHEREAS, Marathon U.S. Realties, Inc. and Purchaser
have entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of June 12, 1996, which Agreement was also executed by Centrixx Realty Holdings Limited ("Centrixx") pursuant to the joinder clause contained in the Agreement (Marathon U.S. Realties, Inc. and Centrixx are hereinafter referred to as "Seller" in accordance with the provisions of Section 1.1 of the Agreement); and

                           WHEREAS, Seller and Purchaser desire to amend the
Agreement to reflect the parties' understanding with respect to any Ground Leases (as hereinafter defined in this Amendment) affecting the Real Property (as defined in the Agreement) and to reflect certain other changes agreed to by Seller and Purchaser.

                           NOW, THEREFORE, in consideration of and in reliance
upon the covenants herein contained, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           1. DEFINED TERMS. Except as may otherwise be
expressly provided herein, or unless the context clearly requires a different meaning, the capitalized words and phrases used in this Amendment shall have the same meanings ascribed to such words and phrases in the Agreement.

                           2. AMENDMENTS. The Agreement is hereby amended, as of
the Amendment Effective Date, as follows:

                           A. DEFINITIONS. (i) The following defined terms are hereby added to Section 1.1 of the Agreement:

                           "ASSIGNMENT OF GROUND LEASES" means an assignment in
the form of EXHIBIT 6.2(u) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns, and Purchaser assumes, all right, title and interest of Seller under the Ground Leases relating to the Seller-Owned Malls.

                           "GROUND LEASES" means all ground leases affecting or
relating to all or any portion of the Real Property as to which an Owner is the ground lessee, including all amendments or modifications related thereto entered into by an Owner prior to the Effective Date.

                           "GROUND LEASE ESTOPPEL CERTIFICATE" means the
estoppel certificate in the form of EXHIBIT 6.2(j)(vi) attached hereto.

                           (i) The defined terms "Closing Date", "Inspection Period", "Leases", "Mall Information", "Party", "Purchase Price", "Real Property" and "Title Policy", each contained in Section 1.1 of the Agreement, are each deleted in their entirety and replaced with the respective definitions set forth below:

                           "CLOSING DATE" means September 27, 1996, subject to
extension to the extent expressly provided in Sections 5.3 and 10.3 of this Agreement.

                           "INSPECTION PERIOD" means the period ending September
6, 1996; provided, however, that such Inspection Period shall extend, day-for-day, but in no event past September 13, 1996, for each day that passes after August 23, 1996 in which Purchaser has not received, for each Mall, a Survey, a Title Commitment (together with copies of matters of record reflected in each Title Commitment) and the Estoppel Certificates required by Section 6.2(j) of this Agreement.

                           "LEASES" means all leases, subleases, licenses,
concessions and other agreements relating to the use or occupancy of any portion of the Malls to which an Owner is a party, other than the Ground Leases, Specialty License Agreements or Contracts, including those and any amendments, modifications or work letters related thereto that may be entered into by an Owner after the Effective Date and prior to Closing in accordance with the terms of this Agreement.

                           "MALL INFORMATION" means the following existing
information, wherever located, with respect to each Mall: books and records, financial statements, operating budgets, structural, mechanical, geotechnical or other engineering studies, Plans, soil test reports, environmental reports, feasibility studies, appraisals, ADA surveys or reports, OSHA asbestos surveys, marketing studies, Mall documents and compilations, Lease summaries, the Leases, the Ground Leases, the Contracts, the Specialty License Agreements, the Reciprocal Easement Agreements and all other contracts, agreements and/or documents relating to the Malls that have been prepared at an Owner's request and are within Seller's possession or control.

                           "PARTY" means TIAA or NML, a party to a Reciprocal
Easement Agreement, a Ground Lease, a Specialty License Agreement, a Material Contract, an Office or Equipment Lease or a Lease, in each case other than an Owner or its predecessors in title with respect to any Mall.

                           "PURCHASE PRICE" means Three Hundred Eight Million
Five Hundred Thousand and 00/100 Dollars ($308,500,000.00). Without waiving Purchaser's right of termination pursuant to Section 4.2, it is the parties' intention that there shall be no further reductions in the Purchase Price for matters relating to Purchaser's due diligence investigations, or for any other matter, except as expressly set forth in the Agreement.

                           "REAL PROPERTY" means all of that certain land
comprising the Malls and any development tracts, outparcels or outlots relating to such Malls owned or leased by any Owner (including, without limitation, pursuant to any Ground Lease), including the buildings and all other improvements, structures, fixtures, parking area, facilities, installations, non-movable machinery or equipment on the real property or used in connection with the occupancy thereof (except to the extent of trade fixtures and equipment owned by Tenants under the Leases or the Specialty License Agreements or owned by other third parties), together with all easements, rights-of-way, strips and gores, tenements, hereditaments and appurtenances, thereunto belonging or appertaining and all right, title and interest of an Owner in and to any streets, alleys, passages, common areas and other rights-of-way or appurtenances included in, adjacent to and used in connection with such real property, before or after the vacation thereof, including, without limitation, the easements, access rights and other rights provided in the Reciprocal Easement Agreements.

                           "TITLE POLICY" means, with respect to Real Property
owned in fee simple by an Owner, a current ALTA Owner's Policy of Title Insurance (Form B, 1992), and with respect to Real Property leased by an Owner pursuant to a Ground Lease, a current ALTA Leasehold Owner's Policy (10-17-92), or, in each case, such other comparable form as is available in the applicable jurisdiction issued by Title Insurer for each Mall dated the date and time of Closing and with liability in the amount specified in Section 5.1, insuring Purchaser or Purchaser's Nominee as owner of fee title to the Seller-Owned Mall and Alexandria Mall (or owner of a good and valid leasehold estate pursuant to a Ground Lease, as the case may be) and Temple as owner of fee title to Temple Mall (or owner of a good and valid leasehold estate pursuant to a Ground Lease, as the case may be). With respect to the Partnership Sites, each Title Policy shall show Purchaser or Purchaser's Nominee as the named insured, with a proportionate reduction exception as to the existing policy for Temple, if available in Texas. Each Title Policy shall contain affirmative insurance as to all appurtenant easements benefiting the Real Property, including, without limitation, those granted under the Reciprocal Easement Agreement, subject only to the Permitted Exceptions applicable to the Mall covered by such policy, and shall (a) delete the standard or general exceptions from coverage (but may include an exception relating to parties in possession under unrecorded Leases), (b) contain a contiguity endorsement for each Mall that is comprised of more than one parcel if available, (c) affirmatively insure the Purchaser's rights under any Reciprocal Easement Agreements or other appurtenant easements that benefit the Real Property, (d) contain a survey endorsement if available, (e) if such endorsement is available, contain a zoning endorsement in the form of ALTA Endorsement Form 3.1 (or equivalent endorsement approved by Purchaser), (f) provide at Purchaser's expense for such reinsurance and direct access and such other endorsements as Purchaser shall require, (g) as to Alexandria Mall and Temple Mall, if Purchaser acquires the Partnership Interests therein rather than fee title, contain a non-imputation endorsement if available, and (h) contain a vehicular access endorsement if available.

                           B. CONTINGENCY FOR LENDER APPROVAL. (i) The first
three sentences of Section 3.3(a) of the Agreement shall be deleted in their entirety and replaced with the following:

The obligations of the parties under this Agreement shall be contingent upon Seller obtaining, not less than five (5) days prior to the Closing Date, written consent from TIAA to the transfer of Pecanland Mall to Purchaser or Purchaser's Nominee and the assumption of the Pecanland Loan by Purchaser or Purchaser's Nominee. Seller and Purchaser acknowledge and agree that Purchaser is participating in discussions with TIAA to obtain such consent. If TIAA has not consented to the transfer and assumption by the Closing Date, the Mall Assets with respect to Pecanland Mall shall be excluded from the Property to be conveyed as part of the Closing, this Agreement shall not terminate and the parties shall proceed to close on the sale of the remaining Mall Assets and the Partnership Interests with a reduction in the Purchase Price by an amount equal to the Purchase Price Allocation for Pecanland Mall.

                           (i) Section 3.3(b) is hereby amended by adding the
phrase ", not less than five (5) days prior to the Closing Date," before the words "written consent" in the first sentence of Section 3.3(b) and by deleting the phrase "prior to the Closing Date (or any extended Closing Date agreed to by Seller and Purchaser)" in the second sentence of Section 3.3(b) and replacing it with the words "by such deadline".

                           C. PARTNER APPROVALS. The first three (3) sentences
of Section 3.4(d) are hereby deleted in their entirety and replaced with the following sentence: "Purchaser shall have the right to continue to participate during the Inspection Period in discussions or negotiations with the White Trusts to obtain the White Consents."

                           D. OPERATING AGREEMENT. The following provision is
added as Section 3.6 of the Agreement:

                           3.6 DELIVERY OF TERMS OF OPERATING AGREEMENT.
Purchaser shall deliver to TIAA, NML and the White Trusts (or the attorney for the White Trusts) a synopsis of the salient terms of the Operating Agreement of Purchaser's Nominee responsive to inquiries of such parties, respectively. Such responses shall be provided from time to time with reasonable promptness and copies thereof shall be delivered to Seller.

                           E. EXTENSIONS OF INSPECTION PERIOD. Section 4.3 of
the Agreement is hereby deleted in its entirety.

                           F. TITLE AND SURVEY. Notwithstanding anything in the
Agreement to the contrary, Seller shall, on or before August 23, 1996, deliver to Purchaser, for each Mall, a Survey, a Title Commitment and copies of matters of record reflected in each Title Commitment. In Section 5.1(a) of the Agreement, the following language shall be deleted from the first sentence thereof: "the Inspection Period shall be extended due to any delay in providing such adjoining property information beyond the thirtieth (30th) day after the Effective Date and that". The last sentence of Section 5.1(b) shall be deleted in its entirety.

                           G. CLOSING. Section 6.1 is hereby amended by adding
the following as the last sentence to Section 6.1: "The parties agree that the closing proceedings shall commence on September 24, 1996, and the parties shall continue such proceedings with diligence so that the Closing can occur on or before the Closing Date."

                           H. SELLER CLOSING DOCUMENTS. (i) Section 6.2(j) is
amended by deleting the word "and" before the number "(v)" and adding the following at the end of the first sentence thereof:

and (vi) a Ground Lease Estoppel Certificate from each Party to a Ground Lease.

                           (i) Notwithstanding anything in the Agreement to the
contrary, Seller shall deliver to Purchaser, on or before August 23, 1996, all

Estoppel Certificates required by Section 6.2(j) of the Agreement. In addition, in the last sentence of Section 6.2(j), delete the phrase "fifty-five (55) days after the Effective Date" and replace with the date "September 3, 1996", and delete the phrase "fifty-two (52) days after the Effective Date" and replace with the date "August 28, 1996".

                           (ii) The following is added as a new subsection (u)
of Section 6.2 of the Agreement:

                           (u) Four (4) counterparts of each Assignment of
Ground Leases.

                           I. PURCHASER CLOSING DOCUMENTS. The following is
added as a new subsections (m) and (n) of Section 6.3:

                           (m) Four (4) counterparts of each Assignment of
Ground Leases.

                           (n) A resolution of the members of Purchaser's
Nominee (and a resolution of any such corporate member) authorizing the execution and delivery of the Purchaser Closing Documents.

                           J. APPORTIONMENT AND PAYMENTS. The phrase
"[Intentionally omitted]" is deleted from Section 7.1(p) of the Agreement and is replaced with the following:

                           (p) GROUND LEASES. Rent and, without duplication of
their proration pursuant to other provisions of this Section, all other costs, charges, reimbursements and other expenses payable pursuant to each Ground Lease by an Owner as the lessee thereunder, shall be prorated as of the Cutoff Date.

                           K. CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. The
following is added as a new subsection (g) to Section 8.1 of the Agreement:

                           (g) Prior to Closing, Seller shall not enter into,
amend, terminate or waive any rights under any Ground Leases without Purchaser's prior written consent, which consent may be withheld in Purchaser's sole discretion.

                           L. SELLER'S REPRESENTATIONS AND WARRANTIES. (i)
Section 9.1(a) of the Agreement is hereby amended by adding the phrase "or lease" after the word "own" in the first sentence.

                           (i) Delete the phrase "and paid for" at the end of
clause (v) of Section 9.1(c) and replace with the following: ", or are under construction and Seller has reserved sufficient funds to pay for all costs of construction required to be paid or otherwise provided for by Seller prior to Closing in accordance with the terms of this Agreement".

                           (iii) The phrase "[Intentionally omitted]" is deleted
from Section 9.1(l) of the Agreement and is replaced with the following:

                           (l) GROUND LEASES. Other than the Ground Leases
affecting the Alexandria Mall described in EXHIBIT 9.1(l), there are no other Ground Leases affecting any portion of the Real Property. Seller has delivered to Purchaser true, correct and complete copies of all of the Ground Leases. The Ground Leases are in full force and effect. Neither the ground lessee nor, to Seller's knowledge, any other Party to any Ground Lease is in default thereunder and Seller has not received notice of any default pursuant to any Ground Lease, except in each case as disclosed in EXHIBIT 9.1(l). All the improvements that an Owner is obligated to construct as the lessee pursuant to any Ground Lease have been completed except as disclosed in EXHIBIT 9.1(l).

                           M. SELLER INDEMNIFICATION. Section 15.2 of the
Agreement is hereby amended by deleting the word "or" before clause (d) and adding a new clause (e) as follows immediately before the period ending Section 15.2:

    ; or (e) by reason of any labor, employment, employee benefit or other claim that arises out of an employment relationship and that relates to any action or events first occurring, or obligations first accruing, prior to the Closing Date and that is made by or relating to any Employee or former employee of Seller, MRML or any Affiliate of Seller, or by such Employee's or former employee's successor(s), assign(s) or estate or any other person claiming through such Employee or former employee, including, but not limited to, any such claim relating to compensation, workers' compensation or any benefit

                           N. EXHIBITS. (i) The List of Exhibits attached to the
Agreement is hereby amended to add the following:

    6.2(j)(vi)   -Form of Ground Lease Estoppel Certificate

    9.1(l)       -Description of Alexandria Ground Leases and List of Defaults

    6.2(u)       -Form of Assignment of Ground Leases

                           (i) EXHIBIT B to the Purchase Agreement entitled
"Schedule of Purchase Price Allocations" is hereby deleted and replaced with EXHIBIT B attached to this Amendment and made a part hereof.

                           3. EFFECTIVE DATE OF AGREEMENT. The parties hereby
confirm that the Effective Date of the Agreement is June 12, 1996.

                           4. RATIFICATION OF AGREEMENT. This Amendment shall be
deemed to form a part of and be construed in connection with and as part of the Agreement. Except as herein expressly amended, all of the other terms, covenants and conditions contained in the Agreement shall continue to remain unchanged and in full force and effect and are hereby ratified and confirmed.

                           5. EXECUTION IN COUNTERPARTS. This Amendment may be
executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one Amendment. Signature pages may be attached from the counterparts and attached to a single copy of the Amendment to physically form one document.

                           6. PARTIES BOUND. Subject to the provisions of
Section 16.10 of the Agreement, all provisions hereof, including, without limitation, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns and beneficiaries of the parties hereto.

                           7. HEADINGS/EXHIBITS. The headings of the various
Articles and Sections of this Amendment have been inserted solely for purposes of convenience, are not part of this Amendment and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Amendment. All Schedules and Exhibits annexed hereto are made a part hereof. All terms defined herein shall have the same meanings in the Schedules and Exhibits, except as otherwise provided therein.

                           8. LIMIT OF TRUSTEES' LIABILITY. Notwithstanding
anything contained herein to the contrary, this Amendment is made and executed on behalf of First Union Real Estate Equity and Mortgage Investments, a business trust organized under the laws of the State of Ohio, by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of Purchaser shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of Purchaser for satisfaction of any Damages of any nature in connection with this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           IN WITNESS WHEREOF, the parties hereto have executed
this Amendment as of the Amendment Effective Date.

SELLER:                                PURCHASER:

MARATHON U.S. REALTIES, INC.,          FIRST UNION REAL ESTATE EQUITY
a Delaware corporation                 AND MORTGAGE INVESTMENTS,
                                       an Ohio business trust

By:/s/ John E. Beales                  By:/s/ James C. Mastandrea
   ------------------                     -----------------------
Name:   John E. Beales                 Name:   James C. Mastandrea
Title:    Vice President               Title:    President and
                                                 Chief Executive Officer

                                       By:/s/ Steven M. Edelman
                                          ---------------------
                                       Name:   Steven M. Edelman
                                       Title:    Executive Vice President and
                                                 Chief Investment Officer

JOINDER:

                           The undersigned, as owner of the Villa Linda Mall,
hereby joins in the execution of this Amendment in order to bind itself to the terms and provisions of this Amendment that relate to the undersigned and/or the Villa Linda Mall and hereby confirms all representations, warranties and covenants contained in the Amendment with respect to Villa Linda Mall.

                                       CENTRIXX REALTY HOLDINGS
                                       LIMITED

                                       By:/s/ John E. Beales
                                          ------------------------
                                          Name:   John E. Beales
                                          Title:    Vice President

                           The undersigned, as Guarantor pursuant to that
certain Guaranty dated as of June 12, 1996, delivered in connection with the Agreement, hereby joins in the execution of this Amendment for the purpose of evidencing its consent to the terms and provisions thereof.

                                       2685752 CANADA, INC.,
                                       a Canadian corporation

                                       By:M.J. Patava
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:Vice President and Treasurer
                                             ------------------------------

                               September 26, 1996

                                                        (216) 566-5500

Marathon U.S. Realties, Inc.
One Galleria Tower
13355 Noel Road
Suite 1200
Dallas, TX
Attn: Michael E. Rulli

                  RE:      Purchase and Sale Agreement between
                           Marathon U.S. Realties, Inc. ("Seller")
                           and First Union Real Estate Equity and
                           Mortgage Investments ("Purchaser")
                           dated June 12, 1996, as amended (as so
                           amended, the "Purchase Agreement")

Gentlemen:

                           As you are aware, pursuant to Paragraph 3.3 of the
Purchase Agreement, in the event that Seller does not obtain the TIAA consent as contemplated therein by the Closing Date, the parties shall continue in good faith to seek consent from TIAA for a period of six months after the Closing Date. This letter is intended to amend the Purchase Agreement by allowing additional time to obtain such consent. Terms capitalized herein and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

                           Accordingly, this is to confirm our agreement that in
the event that, at the end of such initial six month period, TIAA has not granted its consent, the parties shall, at Purchaser's election, exercisable by delivering written notice to Seller, continue in good faith to seek the consent from TIAA for an additional, period of six months thereafter, and further, that in the event that the TIAA consent has still not been granted by the expiration of such second six month period, then the parties shall, at Purchaser's election, again exercisable by delivering written notice to Seller, continue in good faith to seek the consent from TIAA for an additional period of six months thereafter; provided, that (a) the extension rights provided for above shall be exercisable only so long as the Pecanland Escrow Agreement (referenced below) remains in effect, and (b) the cancellation right with respect to the management agreement referred to in Paragraph 3.3 of the Purchase Agreement shall not be exercisable by Seller so long as the Pecanland Escrow Agreement (referenced below) remains in effect. In connection with the Closing, the parties further agree to enter into the Pecanland Escrow Agreement in the form of Exhibit A attached hereto and made a part hereof.

                           Please confirm your agreement to the foregoing by
executing below and returning a copy of this letter to the undersigned.

                                              Very truly yours,

                                              First Union Real Estate Equity
                                              and Mortgage Investments

                                              By: /s/ James C. Mastandrea
                                                 ------------------------
Marathon U.S. Realties, Inc.

By: /s/ John E. Beales
   -------------------------

Its: Vice President
    ------------------------

cc:      Neal, Gerber & Eisenberg
         Two North LaSalle Street
         21st Floor
         Chicago, Illinois 60602
         Attn: Reuben Warshawsky, Esq.

         Thompson, Hine & Flory P.L.L.
         3900 Key Tower
         127 Public Square
         Cleveland, Ohio 44114-1216
         Attn: Linda A. Striefsky, Esq.

                               September 27, 1996

First Union Real Estate Equity
  and Mortgage Investments
55 Public Square
Suite 1900
Cleveland, OH 44113

Attention: Paul F. Levin

         Re: Purchase and Sale Agreement between Marathon U.S. Realties, Inc. ("Seller") and First Union Real Estate Equity and Mortgage Investments ("Purchaser") dated as of June 12, 1996, as amended (as so amended, the "Purchase Agreement")

Gentlemen:

         This letter will amend the Purchase Agreement in the manner described herein. Capitalized terms not otherwise defined herein shall have the same meaning in this letter as defined in the Purchase Agreement.

         1. Proration of Real Estate Taxes. Notwithstanding anything to the contrary contained in the Purchase Agreement, including, without limitation,
Article 7 thereof, Seller will pay on the Closing Date the discounted present value of Seller's prorata share of the tax expenses for the Property which are reimbursed by tenants. The tax expenses are to be based on the actual 1995 taxes discounted at five percent (5%) from the due date of such taxes. For the final reproration on the Final Proration Statement, the actual tax expenses will be prorated and Seller will pay or receive credit for the actual versus the undiscounted amount paid on the Closing Date. The revenue will be prorated based upon actual expenses.

         2. Temple Mall Flume and Drain Easement. Seller has provided an indemnification to First American Title Insurance Company ("First American") in order to cause First American to remove the exception for the encroachment of the flumes and drains at Temple Mall. In accordance with the terms of said indemnification, within sixty (60) days after the Closing Date, Seller shall cause the abandonment of the encroachments labeled "A" and "C" on the survey of Temple Mall, and either (a) obtain an easement from Douglas & Associates, LLC and Lowe's with respect to the encroachment labeled "D" on the survey of Temple Mall in the form previously approved by Purchaser or (b) relocate the drainage pipe for the encroachment labeled "D" on the survey of Temple Mall in order to eliminate the encroachment and tie into the storm drainage system of the City of Temple, Texas in accordance with plans approved by Purchaser. The encroachment noted at "B" is located on a platted road. Seller shall provide an original executed copy of the easement agreement to Purchaser.

         3. Vehicle Titles. Seller shall cooperate with Purchaser after the Closing Date to cause the transfer of all vehicle titles owned by Seller or its predecessors in interest to be properly transferred to Purchaser within sixty
(60) days after the Closing Date. Such vehicles include those listed on Exhibit A and identified as "to be transferred". Such cooperation shall include, without limitation, execution of assignments of title or leases, transfers of registered title or such other documents reasonably required to transfer such vehicle titles. Seller agrees to maintain

First Union Real Estate Equity
  and Mortgage Investments

September 27, 1996
Page 2

insurance on all vehicles at the levels set forth in Exhibit B hereto until such time as they have been transferred to Purchaser.

         4. Pecanland Escrow. Purchaser and Seller acknowledge that a Lender Estoppel Certificate has not been received from TIAA, and therefore the Escrow Agreement between Purchaser, Seller, Southwest Shopping Centers Co. I, L.L.C. and First American with respect to Pecanland Mall is hereby amended to the extent necessary to acknowledge that such Lender Estoppel Certificate has not been obtained and that it must be obtained by Seller and delivered to Purchaser prior to the Closing as to Pecanland Mall.

         5. Not later than Tuesday, October 1, 1996, Seller shall obtain and deliver to Purchaser the original executed copy of the Ground Lessor Estoppel Certificate and Consent from the Abrahams.

         Please confirm your agreement to the foregoing by executing below and returning a copy of this letter to the undersigned.

                                       Very truly yours,

                                       MARATHON U.S. REALTIES, INC.

                                       By:/s/ Michael E. Rulli
                                          --------------------
                                             Michael E. Rulli
                                             Vice-President

FIRST UNION REAL ESTATE EQUITY
AND MORTGAGE INVESTMENTS

By:/s/ Frank Schwab
   -------------------------------
         Frank Schwab
         Vice-President

     Title:
           -----------------------

cc:      Linda A. Striefsky
         Reuben C. Warshawsky